Filed pursuant to Rule 424(b)(3)
Registration Statement No. 333-239356

PROSPECTUS SUPPLEMENT NO. 5
(TO PROSPECTUS DATED July 10, 2020)

STEALTH BIOTHERAPEUTICS CORP

Up to 9,826,321 American Depositary Shares

This prospectus supplement No. 5 supplements and amends the prospectus dated July 10, 2020, as supplemented by prospectus supplement No.1, dated August 6, 2020, prospectus supplement No. 2, dated November 9, 2020, and prospectus supplement No. 3, dated November 19, 2020, prospectus supplement No. 4, dated April 6, 2021 related to the resale, from time to time, of up to 9,826,321 American Depositary Shares (“ADSs”), par value $0.0003 per share, of Stealth BioTherapeutics Corp (the “Company,” “we,” “us” or “our”), issued and issuable to Lincoln Park Capital Fund, LLC (“Lincoln Park”), the selling stockholder named in the prospectus, pursuant to a purchase agreement dated as of June 2, 2020 that we entered into with Lincoln Park. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the ADSs by the selling stockholder.

This prospectus supplement should be read in conjunction with the prospectus dated July 10, 2020, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including any amendments or supplements to it.

Our ADSs are listed on The Nasdaq Global Market under the symbol “MITO.” On October 1, 2021, the last reported sale price of our ADSs reported on The Nasdaq Global Market was $1.33.

This prospectus supplement incorporates into our prospectus the information contained in our Report of Foreign Private Issuer on Form 6-K filed with the Securities and Exchange Commission on October 4, 2021, which is attached hereto.

Investing in our ADSs involves risks. See “Risk Factors” beginning on page 4 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 4, 2021.

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of October 2021

Commission File Number 001-38810

STEALTH BIOTHERAPEUTICS CORP

(Translation of registrant’s name into English)

Stealth BioTherapeutics Corp

c/o Intertrust Corporate Services (Cayman) Limited

One Nexus Way, Camana Bay

Grand Cayman

KY1-9005 Cayman Islands

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

FORM 20-F  ☒    FORM 40-F  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):  ☐

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):  ☐

INCORPORATION BY REFERENCE

This report on Form 6-K shall be deemed to be incorporated by reference into the registration statements on Form S-8 (Registration Numbers 333-253601, 333-237541 and 333-230452) and Form F-3 (Registration Number 333-237542) of Stealth BioTherapeutics Corp (the “Company”) (including any prospectuses forming a part of such registration statements) and to be a part thereof from the date on which this report is filed, to the extent not superseded by documents or reports subsequently filed or furnished.

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Entry into a Material Definitive Agreement

Loan and Security Agreement

On September 30, 2021, Stealth BioTherapeutics Corp (“Stealth”) and its wholly owned subsidiary, Stealth BioTherapeutics Inc. (collectively, the “Borrowers”) entered into a Venture Loan and Security Agreement (the “Agreement”) with Horizon Technology Finance Corporation (“Horizon”) and Powerscourt Investments XXV, LP (collectively, the “Lenders”), providing the Borrowers with a senior secured credit facility in an aggregate principal amount of $25 million (the “Facility”). Fifteen million dollars was funded upon closing, approximately $5.7 million of which was utilized to payoff the Borrowers’ existing term loan with Hercules Capital, Inc. The additional $10 million available under the Facility may be funded upon the Borrowers achieving a predetermined milestone.

Horizon is acting as collateral agent for the Facility. The Facility is secured by substantially all assets of the Borrowers.

Each advance under the Facility will be repaid in 48 monthly payments following the advance, consisting of 18 monthly payments of interest only, followed by 30 monthly payments of principal and accrued interest, and will be payable monthly in arrears. The interest-only period may be extended to 24 months contingent upon the Borrowers achieving certain milestones, followed by 24 monthly payments of principal and accrued interest. Optional prepayment of borrowings under the Facility are permitted at any time, subject to applicable prepayment premiums.

The interest rate for advances under the Facility is the prime rate published by the Wall Street Journal + 5.50%, with a 3.25% prime rate floor.

The Agreement includes customary representations, warranties, affirmative covenants, negative covenants and events of default.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Warrant Agreements

In connection with entry into the Facility, Stealth issued the Lenders warrants to purchase up to 13,636,364 of its ordinary shares at an exercise price of $0.11 per share (or $1.33 per American Depository Share (“ADS”) of the Company on an ADS equivalent basis). Each warrant has a term of 10 years. The foregoing description of the warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the warrants, which are attached hereto as Exhibits 10.2 through 10.6 and incorporated by reference herein.

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Venture Loan and Security Agreement, dated September 30, 2021
10.2	Ordinary Share Purchase Warrant
10.3	Ordinary Share Purchase Warrant
10.4	Ordinary Share Purchase Warrant
10.5	Ordinary Share Purchase Warrant
10.6	Ordinary Share Purchase Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STEALTH BIOTHERAPEUTICS CORP

By:	/s/ Irene P. McCarthy
Irene P. McCarthy
Chief Executive Officer

Date: October 4, 2021

Exhibit 10.1

VENTURE LOAN AND SECURITY AGREEMENT

Dated as of September 30, 2021
by and among
HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation, 312 Farmington Avenue Farmington, CT 06032 as a Lender and Collateral Agent	POWERSCOURT INVESTMENTS XXV, LP, a Delaware limited partnership, 1251 Avenue of the Americas New York, NY 10020 as a Lender
and

STEALTH BIOTHERAPEUTICS CORP,

an exempted company incorporated with limited liability under the laws of the Cayman Islands with registration number WK-165223,

140 Kendrick Street

Buildings C-West

Needham, MA 02494

as Borrower Representative and a Co-Borrower

STEALTH BIOTHERAPEUTICS INC., a Delaware corporation, 140 Kendrick Street Buildings C-West Needham, MA 02494 as a Co-Borrower

Loan A Commitment Amount: $5,000,000	Loan A Commitment Termination Date: September 30, 2021
Loan B Commitment Amount: $2,500,000	Loan B Commitment Termination Date: September 30, 2021
Loan C Commitment Amount: $7,500,000	Loan C Commitment Termination Date: September 30, 2021
Loan D Commitment Amount: $5,000,000	Loan D Commitment Termination Date: July 31, 2022
Loan E Commitment Amount: $5,000,000	Loan E Commitment Termination Date: July 31, 2022

Lenders, Collateral Agent and Co-Borrowers hereby agree as follows:

AGREEMENT

Definitions and Construction.

Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Control Agreement” means an agreement reasonably acceptable to Lenders which perfects via control Lenders’ and Collateral Agent’s security interest in each Co-Borrower’s deposit accounts and/or securities accounts.

“Affiliate” means, with respect to any Person, any other Person that owns or controls directly or indirectly ten percent (10%) or more of the stock of another entity of such Person, any other Person that controls or is controlled by or is under common control with such Person and each of such Person’s officers, directors, managers, joint venturers or partners. For purposes of this definition, the term “control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Equity Securities, by contract or otherwise and the terms “controlled by” and “under common control with” shall have correlative meanings.

“Agreement” means this certain Venture Loan and Security Agreement by and among Co-Borrowers, Collateral Agent and Lenders dated as of the date on the cover page hereto (as it may from time to time be amended, modified or supplemented in a writing signed by Co-Borrowers, Collateral Agent and Lenders).

“Allocable Amount” has the meaning given such term in Section 16.7 of this Agreement.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Borrower Representative” means Borrower Representative as set forth on the cover page of this Agreement.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banking institutions are authorized or required to close in Connecticut or Massachusetts.

“Claim” has the meaning given such term in Section 10.3 of this Agreement.

“Co-Borrower” means each Co-Borrower as set forth on the cover page of this Agreement and “Co-Borrowers” means all such Co-Borrowers collectively.

“Code” means the Uniform Commercial Code as adopted and in effect in the State of Connecticut, as amended from time to time; provided that if by reason of mandatory provisions of law, the creation and/or perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Connecticut, the term “Code” shall also mean the Uniform Commercial Code as in effect from time to time in such jurisdiction for purposes of the provisions hereof relating to such creation, perfection or effect of perfection or non-perfection.

“Collateral” has the meaning given such term in Section 4.1 of this Agreement.

“Collateral Agent” means Horizon, or any successor collateral agent appointed by Lenders.

“Commitment Amount” means the Loan A Commitment Amount, the Loan B Commitment Amount, the Loan C Commitment Amount, the Loan D Commitment Amount or the Loan E Commitment Amount, as applicable.

“Commitment Fee” has the meaning given such term in Section 2.6(c) of this Agreement.

“Consolidated” means the consolidation of accounts in accordance with GAAP.

“Default” means any Event of Default or any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

“Default Rate” means the per annum rate of interest equal to five percent (5%) over the Loan Rate, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans in a default situation.

“Development Funding Agreement” means that certain Development Funding Agreement, dated as of October 30, 2020 (as amended to the date hereof), by and between Borrower Representative and Morningside Venture (I) Investments Limited.

“Disclosure Schedule” means Exhibit A attached hereto as may be amended or supplemented from time to time.

“Environmental Laws” means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

“Equity Securities” of any Person means (a) all common stock or share, preferred stock or share, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” has the meaning given to such term in Section 7.12 of this Agreement.

“Event of Default” has the meaning given to such term in Section 8 of this Agreement.

“Excluded Assets” means (a) any right, title or interest in any permit, license or any contractual obligation entered into by any Co-Borrower which prohibits such Co-Borrower from granting a security interest therein, which requires the consent of any Person other than any Co-Borrower or a Subsidiary, or under which such an assignment or Lien would cause a default to occur thereunder, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Code or any other requirement of law; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by any Co-Borrower, Collateral Agent or any Lender; (b) any property now owned or hereafter acquired by any Co-Borrower that is subject to a purchase money lien permitted under this Agreement if the contractual obligation pursuant to which such purchase money lien is granted (or the documentation providing for such purchase money lien) requires the consent of any Person other than any Co-Borrower or a Subsidiary which consent has not been obtained as a condition to the creation of the security interest, or under which such an assignment or Lien would cause a default to occur thereunder; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by any Co-Borrower, Collateral Agent or any Lender; (c) Intellectual Property; or (d) Equity Securities of Stealth (HK).

“Excluded Taxes” means any of the following taxes imposed on or with respect to a Lender or required to be withheld or deducted from a payment to a Lender, (a) taxes imposed on or measured by net income (however denominated), franchise taxes, and branch profits taxes, in each case, (i) imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal  withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.4(c), amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) taxes attributable to such Lender’s failure to comply with Section 2.4(c)(iv) and (d) any withholding taxes imposed under FATCA.

“Extended Interest Scheduled Payments” has the meaning given such term in Section 2.2(a) of this Agreement

“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the IRC.

“FDA” means the United States Food and Drug Administration.

“FDA Approval” means that Borrower Representative has received the FDA’s approval of the New Drug Application for Elamipretide for use in Barth Syndrome.

“Funding Certificate” means a certificate executed by a duly authorized Responsible Officer of Borrower Representative substantially in the form of Exhibit B attached hereto or such other form as Lenders may agree to accept.

“Funding Date” means any date on which a Loan is made to or on account of any Co-Borrower under this Agreement.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

“Good Faith Deposit” has the meaning given such term in Section 2.6(a) of this Agreement.

“Governmental Authority” means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal, or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

“Guarantor Payment” given such term in Section 16.7 of this Agreement.

“Hazardous Materials” means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

“Hercules” means Hercules Capital, Inc., a Maryland corporation.

“Hercules Indebtedness” means Indebtedness of Borrower Representative incurred pursuant to the terms of that certain Loan and Security Agreement, dated as of June 30, 2017, as amended by that certain First Amendment to Loan and Security Agreement dated as of March 12, 2018, that certain Second Amendment to Loan and Security Agreement dated July 26, 2018, that certain Third Amendment to Loan and Security Agreement dated as of October 10, 2018, that certain Fourth Amendment to Loan and Security Agreement dated as of March 29, 2019, that certain Fifth Amendment to Loan and Security Agreement dated as of July 28, 2020 and that certain Sixth Amendment to Loan and Security Agreement dated as of April 29, 2021, by and between Co-Borrowers, each of their subsidiaries from time to time party thereto and Hercules, as lender, administrative agent and collateral agent, in an aggregate amount described in the payoff letter therefor.

“Horizon” means Horizon Technology Finance Corporation, a Delaware corporation.

“IRC” means United States Internal Revenue Code of 1986, as amended from time to time.

“Indebtedness” means, with respect to any Person, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than one hundred eighty (180) days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person, and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person.

“Indemnified Person” has the meaning given such term in Section 10.3 of this Agreement.

“Indemnified Taxes” means (a) taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Co-Borrowers under any Loan Documents and (b) to the extent not otherwise described in (a), Other Taxes.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title and interest in and to patents, patent rights (and applications and registrations therefor and divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same), trademarks and service marks (and applications and registrations therefor and the goodwill associated therewith), whether registered or not, inventions, copyrights (including applications and registrations therefor and like protections in each work or authorship and derivative work thereof), whether published or unpublished, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, source code, object code, trade secrets, licenses, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, all whether now owned or subsequently acquired or developed by such Person and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media (but not including embedded computer programs and supporting information included within the definition of “goods” under the Code).

“Initial Scheduled Payments” has the meaning given such term in Section 2.2(a) of this Agreement.

“Interest Only Extension Milestone” means Borrower Representative has provided Lenders with evidence reasonably satisfactory to Lenders that Co-Borrowers have received FDA Approval.

“Investment” means the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, or deposit with, any Person.

“Landlord Agreement” means an agreement substantially in the form provided by Lenders to any Co-Borrower or such other form as Lenders may agree to accept in its reasonable discretion.

“Lender” means each Lender as set forth on the cover page of this Agreement and “Lenders” means all such Lenders, collectively.

“Lenders’ Expenses” means all reasonable costs or expenses (including reasonable and documented attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, documentation, drafting, amendment, modification, administration, perfection and funding of the Loan Documents; and all of each Lender’s reasonable and documented attorneys’ fees, costs and expenses incurred in enforcing or defending the Loan Documents (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including all fees and costs incurred by any Lender in connection with such Lender’s enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against any Co-Borrower, any Subsidiary or their respective Property.

“Lien” means any voluntary or involuntary security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to any Property in favor of any Person.

“Loan” means each advance of credit by any Lender to any Co-Borrower under this Agreement.

“Loan A” means the advance of credit by Horizon to any Co-Borrower under this Agreement in the Loan A Commitment Amount.

“Loan A Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan A Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan A Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan Amortization Date” means, with respect to each Loan, the Payment Date on which Co-Borrowers are required, pursuant to Section 2.2(a), to commence making equal payments of principal plus accrued interest on the outstanding principal amount of such Loan.

“Loan B” means the advance of credit by Horizon to any Co-Borrower under this Agreement in the Loan B Commitment Amount.

“Loan B Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan B Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan B Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan C” means the advance of credit by Powerscourt to any Co-Borrower under this Agreement in the Loan C Commitment Amount.

“Loan C Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan C Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan C Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan D” means the advance of credit by Horizon to any Co-Borrower under this Agreement in the Loan D Commitment Amount.

“Loan D Commitment Amount” has the meaning set forth on the cover page of this Agreement.

“Loan D Commitment Termination Date” has the meaning set forth on the cover page of this Agreement.

“Loan D Final Payment” has the meaning given such term in Section 2.2(g) of this Agreement.

“Loan Documents” means, collectively, this Agreement, the Notes, the Warrants, any Landlord Agreement, any Account Control Agreement and all other documents, instruments and agreements entered into in connection with this Agreement.

“Loan Rate” means, with respect to each Loan, the sum of (a) the per annum rate of interest from time to time published in The Wall Street Journal, or any successor publication thereto, as the “prime rate” then in effect, plus (b) 5.50%; provided that, in the event such “prime rate” of interest is less than 3.25%, such rate shall be deemed to be 3.25% for purposes of calculating the Loan Rate; provided, further, that if the “prime rate”, (a) is no longer reported in The Wall Street Journal, (b) is no longer widely used as a benchmark market rate for new facilities of this type, or (c) becomes permanently unavailable, Lenders shall, in consultation with the Borrower Representative, select a successor benchmark rate, which successor rate shall be applied in a manner consistent with market practice, or if there is no consistent market practice, such successor rate shall be applied in a manner reasonably determined by Lenders. Notwithstanding the foregoing, in no event shall the Loan Rate be less than 8.75%. Each Co-Borrower acknowledges that the “prime rate” is used for reference purposes only as an index and is not necessarily the lowest or the best interest rate charged to any borrower of any Lender.

“Material Adverse Effect” means a material adverse effect on (a) the financial condition, business, operations or Properties of Co-Borrowers in the aggregate and Subsidiaries, taken as a whole, (b) the ability of Co-Borrowers to perform when due its Obligations in accordance with the terms of the Loan Documents or (c) the Collateral or Collateral Agent’s or any Lender’s security interest in the Collateral.

“Material Intellectual Property” means registered Intellectual property that is owned by a Co-Borrower and material to the conduct of such Co-Borrower’s business.

“Maturity Date” means, with respect to each Loan, forty-eight (48) months from the first day of the month next following the month in which the Funding Date for such Loan occurs, or if earlier, the date of acceleration of such Loan following an Event of Default or the date of prepayment, whichever is applicable.

“Note” means each promissory note executed in connection with a Loan in substantially the form of Exhibit C attached hereto.

“Obligations” means all debt, principal, interest, fees, charges, expenses and attorneys’ fees and costs and other amounts, obligations, covenants, and duties owing by any Co-Borrower to Collateral Agent or any Lender of any kind and description pursuant to or evidenced by the Loan Documents (other than the Warrants), and whether or not for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all Lenders’ Expenses.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate executed by a Responsible Officer of Borrower Representative substantially in the form of Exhibit E attached hereto or such other form as Lenders may agree to accept.

“Other Connection Taxes” means, with respect to any Lender, taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Documents, or sold or assigned an interest in any Loan or Loan Documents).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Documents, except any such taxes that are Other Connection Taxes imposed with respect to an assignment.

“Payment Date” has the meaning given such term in Section 2.2(a) of this Agreement.

“Permitted Indebtedness” means and includes:

(a)Indebtedness of each Co-Borrower to Lenders under the Loan Documents;

Indebtedness arising from the endorsement of instruments in the ordinary course of business;

Indebtedness of any Borrower existing on the date hereof and set forth on the Disclosure Schedule;

intercompany Indebtedness owed by any Subsidiary to any Co-Borrower or any wholly-owned Subsidiary, as applicable; provided that, if applicable, such Indebtedness is also permitted as a Permitted Investment and, in the case of such Indebtedness owed to any Co-Borrower, such Indebtedness shall be evidenced by one or more promissory notes;

Indebtedness of a Co-Borrower secured by Liens permitted under clause (g) of the definition of Permitted Liens, up to an aggregate principal amount of Two Hundred Fifty Thousand Dollars ($250,000) at any time;

to the extent constituting Indebtedness, regularly scheduled Success Payments as and when due pursuant to the terms of the Development Funding Agreement as in effect of the date hereof;

Indebtedness incurred in the ordinary course of business with corporate credit cards, together with Indebtedness permitted under clause (o) of the definition of Permitted Indebtedness, in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding;

Indebtedness that also constitutes a Permitted Investment;

reimbursement obligations in connection with letters of credit that are unsecured or are secured by cash and issued on behalf of a Co-Borrower or a Subsidiary thereof in an amount not to exceed Three Hundred Thousand Dollars ($300,000) at any time outstanding;

security deposits in cash in connection with real property leases in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding;

Indebtedness consisting of financing of up to Two Million Five Hundred Thousand Dollars ($2,500,000) in the aggregate for the premiums associated with Co-Borrowers’ directors and officers liability insurance policy in the ordinary course of business with the providers of such insurance or their affiliates;

Indebtedness pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary  course of business;

leases for up to ten (10) vehicles for use in the ordinary course of business in an amount not to exceed Fifty Thousand Dollars ($50,000) per vehicle and Five Hundred Thousand Dollars ($500,000) in the aggregate at any time outstanding;

intercompany Indebtedness owed by any Co-Borrower to any other Co-Borrower;

other unsecured Indebtedness incurred by in the ordinary course of business in an amount not to exceed One Hundred Thousand Dollars ($100,000) at any time outstanding;

extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness under subsection (a) through (o) above; provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon such Co-Borrower.

“Permitted Investments” means and includes any of the following Investments:

(a)Deposits, deposit accounts or certificates of deposit with commercial banks organized under the laws of the United States or a state thereof to the extent: (i) the deposit accounts of each such institution are insured by the Federal Deposit Insurance Corporation up to the legal limit; and (ii) each such institution has an aggregate capital and surplus of not less than One Hundred Million Dollars ($100,000,000);

Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance;

Investments in open market commercial paper rated at least “A-2” or “P2” or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof;

Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business;

corporate debt obligations maturing no more than twelve (12) months from the date of acquisition thereof and at the time of investment having a rating of at least A3 or A- from either Standard & Poor’s or Moody’s Investor Service;

repurchases of stock from former employees, directors, or consultants of a Co-Borrower under agreements approved by a Co-Borrower’s board of directors in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases;

Investments accepted in connection with Transfers permitted pursuant to Section 7.4 and Investments permitted pursuant to Section 7.5;

Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of a Co-Borrower’s business;

Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this clause (i) shall not apply to Investments of a Co-Borrower in any Subsidiary;

Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of a Co-Borrower pursuant to employee stock purchase plans or other similar agreements approved by such Co-Borrower’s board of directors;

Investments in existing or newly-formed Subsidiaries organized in the United States so long as such Subsidiary has become a Co-Borrower or a secured guarantor of the Obligations in accordance with Section 6.11 hereof;

licenses, joint ventures or strategic alliances and similar arrangements in the ordinary course of a Co-Borrower’s business consisting of licenses permitted hereunder or the providing of technical support, provided that any cash Investments by a Co-Borrower in another Person (other than in another Co-Borrower or a Subsidiary that has become a Co-Borrower) do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year;

Investments in the MSC as permitted under Section 6.15;

Permitted Indebtedness that constitutes Investments;

additional Investments that do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate per fiscal year;

Investments by any Co-Borrower in another Co-Borrower; and

Investments by any Co-Borrower and its Subsidiaries outstanding on the date hereof.

“Permitted Liens” means and includes:

(a)the Liens created by this Agreement;

Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such appropriate proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral which in the aggregate is material to any Co-Borrower or Co-Borrowers in the aggregate and that any Co-Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of such Co-Borrower);

Liens identified on the Disclosure Schedule;

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings (provided that such appropriate proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to any Co-Borrower or Co-Borrowers in the aggregate and that any Co-Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of such Co-Borrower);

Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder;

the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

Liens upon any equipment or other personal property acquired by a Co-Borrower after the date hereof to secure (i) the purchase price of such equipment or other personal property, or (ii) capital lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or other personal property; provided that (A) such Liens are confined solely to the equipment or other personal property so acquired and the amount secured does not exceed the acquisition price thereof, and (B) no such Lien shall be created, incurred, assumed or suffered to exist in favor of such Co-Borrower’s officers, directors or shareholders holding five percent (5%) or more of such Co-Borrower’s Equity Securities;

leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;

Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due;

Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets);

statutory, common law and contractual rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms;

easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property;

(A) Liens on cash securing obligations permitted under clause (i) of the definition of Permitted Indebtedness and (B) security deposits in connection with real property leases, the combination of (A) and (B) in an aggregate amount not to exceed Three Hundred Thousand Dollars ($300,000) at any time;

precautionary filings in connection with operating leases in the equipment that is the subject of such leases;

contractual liens in connection with Transfers permitted under Section 7.4 hereof;

non-exclusive licenses of Intellectual Property entered into in the ordinary course of business that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States;

Liens in connection with Indebtedness or Investments pursuant to arising under currency agreements or interest rate agreements entered into in the ordinary course of business and permitted under clause (o) of the definition of Permitted Indebtedness or clause (d) under the definition of Permitted Indebtedness, as applicable;

Liens in connection with vehicle leases permitted in clause (m) of the definition of “Permitted Indebtedness”; and

Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (a) through (r) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Person” means and includes any individual, any partnership, any corporation, any company, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

“Powerscourt” means Powerscourt Investments XXV, LP, a Delaware limited partnership.

“Pre-Clinical and Clinical Trial Supplies” means active pharmaceutical ingredients, other raw materials, finished product and concomitant medication; in each case, intended for use and used in any Co-Borrower’s and its Subsidiaries’ pre-clinical and clinical trials.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

“Responsible Officer” has the meaning given such term in Section 6.3 of this Agreement.

“Restricted License” means any license or other agreement with respect to which any Co-Borrower is the licensee and such license or agreement is material to any Co-Borrower’s business and (a) that prohibits or otherwise restricts any Co-Borrower from granting a security interest in such Co-Borrower’s interest in such license or agreement or any other property or (b) for which a default under or termination of could interfere with Collateral Agent’s or Lenders’ right to sell any Collateral.

“Rights to Payment” has the meaning given such term in Section 4.1 of this Agreement.

“Sanctions” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC and the United States Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Scheduled Payments” has the meaning given such term in Section 2.2(a) of this Agreement.

“Solvent” has the meaning given such term in Section 5.12 of this Agreement.

“Stealth (HK)” means Stealth BioTherapeutics (HK) Limited, a Hong Kong limited company.

“Subsidiary” means any corporation or other entity of which a majority of the outstanding Equity Securities entitled to vote for the election of directors or other governing body (otherwise than as the result of a default) is owned by any Co-Borrower directly or indirectly through Subsidiaries.

“Success Payments” has the meaning given such term in Section 6.14 of this Agreement.

“Transfer” has the meaning given such term in Section 7.4 of this Agreement.

“Warrant” means the separate warrant or warrants dated on or about the date hereof in favor of each Lender or its designees to purchase securities of Borrower Representative.

Construction. References in this Agreement to “Articles,” “Sections,” “Exhibits,” “Schedules” and “Annexes” are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time (subject, in the case of clauses (b) and (c), to any restrictions on such replacement, amendment, modification or supplement set forth in the Loan Documents). The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless the context requires otherwise, any reference in this Agreement or any other Loan Document to any Person shall be construed to include such Person’s successors and assigns. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP, and all terms describing Collateral shall be construed in accordance with the Code. The terms and information set forth on the cover page of this Agreement are incorporated into this Agreement. Notwithstanding anything to the contrary contained in this Agreement, any change in accounting for leases pursuant to GAAP resulting from the adoption of Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases (Topic 842) (“FAS 842”), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease or finance lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on June 30, 2017, such lease shall not be considered a capital lease or a finance lease, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Loans; Repayment.

Commitments.

The Commitment Amounts. Subject to the terms and conditions of this Agreement, and relying upon the representations and warranties herein set forth as and when made or deemed to be made, (i) Horizon agrees to lend to Co-Borrowers (A) prior to the Loan A Commitment Termination Date, Loan A, (B) prior to the Loan B Commitment Termination Date, Loan B, (C) prior to the Loan D Commitment Termination Date, Loan D and (D) prior to the Loan E Commitment Termination Date, Loan E, and (ii) Powerscourt agrees to lend to Co-Borrowers prior to the Loan C Commitment Termination Date, Loan C.

The Loans and the Notes. The obligation of each Co-Borrower to repay the unpaid principal amount of and interest on each Loan shall be evidenced by a Note issued to the relevant Lender.

Use of Proceeds. The proceeds of each Loan shall be used solely to repay the Hercules Indebtedness in the approximate principal amount of Five Million Six Hundred Fifty Thousand Four Hundred Seventeen Dollars and Three Cents ($5,650,417.03) and for working capital or general corporate purposes of Co-Borrowers.

Termination of Commitment to Lend. Notwithstanding anything in the Loan Documents, each respective Lender’s obligation to lend the undisbursed portion of its Commitment Amount to Co-Borrowers hereunder shall terminate on the earlier of (i) at such Lender’s sole election, the occurrence of any Default or Event of Default hereunder, and (ii) (A) with respect to Loan A, the Loan A Commitment Termination Date, (B) with respect to Loan B, the Loan B Commitment Termination Date, (C) with respect to Loan C, the Loan C Commitment Termination Date, (D) with respect to Loan D, the Loan D Commitment Termination Date and (E) with respect to Loan E, the Loan E Commitment Termination Date. Notwithstanding the foregoing, each Lender’s obligation to lend the undisbursed portion of its Commitment Amount to Co-Borrowers shall terminate if, in such Lender’s sole discretion, there has been a material adverse change in the general affairs, management, results of operations, condition (financial or otherwise) of each Co-Borrower individually and Co-Borrowers in the aggregate and Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by any Co-Borrower from the business plan of such Co- Borrower presented to Lenders on or before the date of this Agreement.

Payments.

Scheduled Payments. Co-Borrowers shall make (i) a payment of accrued interest only to each applicable Lender on the outstanding principal amount of each Loan on the first eighteen (18) Payment Dates specified in the Note applicable to such Loan and (ii) an equal payment of principal plus accrued interest to each applicable Lender on the outstanding principal amount of each Loan on the next thirty (30) Payment Dates as set forth in the Note applicable to such Loan (such payments, the “Initial Scheduled Payments”). Notwithstanding, and in lieu of, the foregoing, if (x) the Interest Only Extension Milestone is satisfied, and (y) no Default or Event of Default exists under this Agreement, Co-Borrowers shall make (A) a payment of accrued interest only to each applicable Lender on the outstanding principal amount of each Loan on the first twenty-four (24) Payment Dates specified in the Note applicable to such Loan and (B) an equal payment of principal plus accrued interest to each applicable Lender on the outstanding principal amount of each Loan on the next twenty-four (24) Payment Dates as set forth in the Note applicable to such Loan (such payments, the “Extended Interest Scheduled Payments” and collectively with the Initial Scheduled Payments, the “Scheduled Payments”). Co-Borrowers shall make such Scheduled Payments commencing on the date set forth in the Note applicable to such Loan and continuing thereafter on the first Business Day of each calendar month (each a “Payment Date”) through the Maturity Date. In any event, all unpaid principal and accrued interest shall be due and payable in full on the Maturity Date applicable to such Loan.

Interim Payment. Unless the Funding Date for a Loan is the first day of a calendar month, Borrower shall pay the per diem interest (accruing at the Loan Rate from the Funding Date through the last day of that month) payable with respect to such Loan on the first Business Day of the next calendar month.

Payment of Interest. Co-Borrowers shall pay interest on each Loan at a per annum rate of interest equal to the Loan Rate. Interest on a Loan shall be charged commencing on the day that such Loan is made to or on behalf of Co-Borrowers, and shall continue to accrue through the date on which such Loan is repaid in full. Changes to the Loan Rate based on changes to the “prime rate” (or such substitute benchmark rate selected in accordance with the definition of “Loan Rate” set forth in Section 1.1) shall be effective on the effective date of any change to the “prime rate” (or such substitute benchmark rate selected in accordance with the definition of “Loan Rate” set forth in Section 1.1) and to the extent of any such change. Interest (including interest at the Default Rate, if applicable) shall be computed on the basis of a 360-day year for the actual number of days elapsed. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

Application of Payments. All payments received by Lenders prior to an Event of Default shall be applied as follows: (i) first, to each Lender’s pro rata portion of the Lenders’ Expenses then due and owing; and (ii) second, ratably, to all Scheduled Payments then due and owing (provided, however, if such payments are not sufficient to pay the whole amount then due, such payments shall be applied first to unpaid interest at the Loan Rate, then to the remaining amounts then due). After an Event of Default, all payments and application of proceeds shall be made as set forth in Section 9.7.

Late Payment Fee. In Lenders’ sole discretion, and in lieu of accelerating following Co-Borrowers’ failure to make any Scheduled Payment when such Scheduled Payment is due to the applicable Lender, Co-Borrowers shall pay to each Lender a late payment fee equal to six percent (6%) of any Scheduled Payment not paid when due to such Lender.  Lenders agree that if Lenders impose a late payment fee as described in this Section 2.2(e) on any unpaid amount, then Lenders shall not be entitled to also impose interest at the Default Rate described in Section 2.2(f) on the unpaid payment.

Default Rate. Co-Borrowers shall pay interest at a per annum rate equal to the Default Rate on any amounts required to be paid by any Co-Borrower to Collateral Agent or any Lender under this Agreement or the other Loan Documents (including Scheduled Payments), payable with respect to any Loan, accrued and unpaid interest, and any fees or other amounts which remain unpaid after such amounts are due. If an Event of Default has occurred and the Obligations have been accelerated (whether automatically or by any Lender’s election), Co-Borrowers shall pay interest on the aggregate, outstanding accelerated balance hereunder from the date of the Event of Default until all Events of Default are cured, at a per annum rate equal to the Default Rate.

Final Payment.

Loan A Final Payment. Co-Borrowers shall pay to Horizon a payment in the amount of Three Hundred Thousand Dollars ($300,000) (the “Loan A Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan A, (B) an Event of Default and demand by such Lender of payment in full of Loan A or (C) the Maturity Date applicable to Loan A, as applicable.

Loan B Final Payment. Borrower shall pay to Horizon a payment in the amount of One Hundred Fifty Thousand Dollars ($150,000) (the “Loan B Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan B, (B) an

Event of Default and demand by such Lender of payment in full of Loan B or (C) the Maturity Date applicable to Loan B, as applicable.

Loan C Final Payment. Co-Borrowers shall pay to Powerscourt a payment in the amount of Four Hundred Fifty Thousand Dollars ($450,000) (the “Loan C Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan C, (B) an Event of Default and demand by such Lender of payment in full of Loan C or (C) the Maturity Date applicable to Loan C, as applicable.

Loan D Final Payment. Co-Borrowers shall pay to Horizon a payment in the amount of Three Hundred Thousand Dollars ($300,000) (the “Loan D Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan D, (B) an Event of Default and demand by such Lender of payment in full of Loan D or (C) the Maturity Date applicable to Loan D, as applicable.

Loan E Final Payment. Co-Borrowers shall pay to Horizon a payment in the amount of Three Hundred Thousand Dollars ($300,000) (the “Loan E Final Payment”) upon the earlier of (A) payment in full of the principal balance of Loan E, (B) an Event of Default and demand by such Lender of payment in full of Loan E or (C) the Maturity Date applicable to Loan E, as applicable.

Prepayments.

Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated following the occurrence of an Event of Default pursuant to Section 9.1(a) hereof, then Co-Borrowers, in addition to any other amounts which may be due and owing hereunder, shall immediately pay to Lenders the amount set forth in Section 2.3(b), as if Co-Borrowers had opted to prepay on the date of such acceleration.

Optional Prepayment. Upon ten (10) Business Days’ prior written notice to Lenders (or such shorter period as Lenders may agree in their sole discretion), Co-Borrowers may, at their option, at any time, prepay all (and not less than all) of the outstanding Loans by simultaneously paying to each Lender an amount equal to (i) any accrued and unpaid interest on the outstanding principal balance of its Loans; plus (ii) an amount equal to (A) if such Loan is prepaid on or before the Loan Amortization Date applicable to such Loan, three percent (3%) of the then outstanding principal balance of such Loan, (B) if such Loan is prepaid after the Loan Amortization Date applicable to such Loan, but on or before the date that is twelve (12) months after such Loan Amortization Date, two percent (2%) of the then outstanding principal balance of such Loan, or (C) if such Loan is prepaid more than twelve (12) months after the Loan Amortization Date applicable to such Loan, one percent (1%) of the then outstanding principal balance of such Loan; plus (iii) the outstanding principal balance of such Loan; plus (iv) all other sums, if any, that shall have become due and payable hereunder.

Other Payment Terms.

Place and Manner. Co-Borrowers shall make all payments due to Lenders in lawful money of the United States. All payments of principal, interest, fees and other amounts payable by any Co-Borrower hereunder shall be made, in immediately available funds, not later than 12:00 p.m. Connecticut time, on the date on which such payment is due. Any payment received by any Lender after the time set forth in the immediately preceding sentence will be deemed to have been received at the opening of business on the next Business Day, and interest shall accrue through such date. Co-Borrowers shall make such payments to each Lender via wire transfer or ACH as instructed by such Lender from time to time.

Date. Whenever any payment is due hereunder on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

Taxes.

Unless otherwise required under applicable law, any and all payments made hereunder or under the Notes shall be made free and clear of and without deduction for any taxes; provided that if any Co-Borrower shall be required to deduct any taxes from such payments, then (A) such Co-Borrower shall make such deductions and (B) such Co-Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law, and (C) if such taxes are Indemnified Taxes, then the sum payable shall be increased as necessary so that after making all required deductions for Indemnified Taxes (including deductions applicable to additional sums payable under this Section 2.4(c)) the relevant Lender receives an amount equal to the sum it would have received had no such deductions been made.

The Co-Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

Co-Borrowers shall indemnify each Lender, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes imposed or asserted directly on such Lender by any Governmental Authority on or attributable to amounts payable under this Agreement solely as a result of such Lender entering into this Agreement to the extent such taxes are paid by such Lender, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower Representative by a Lender shall be conclusive absent manifest error.

As soon as practicable after any payment of taxes by a Co-Borrower hereunder to a Governmental Authority, such Co-Borrower shall deliver to Lenders the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lenders.

If any Lender is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Co-Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, such Lender shall deliver to Borrower Representative, as reasonably requested by Borrower

Representative, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

If any Lender receives a refund in respect of taxes paid by any Co-Borrower pursuant to this Section 2.4(c), which in the sole discretion of such Lender exercised in good faith is allocable to such payment, it shall promptly pay such refund, together with any other amounts paid by such Co-Borrower in connection with such refunded taxes, to such Co-Borrower, net of all out-of-pocket expenses (including any taxes to which such Lender has become subject as a result of its receipt of such refund) of such Lender incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Co-Borrower, upon the request of the applicable Lender, shall repay to such Lender amounts paid over pursuant to the preceding clause (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (vi), in no event will any Lender be required to pay any amount to any Co-Borrower pursuant to this paragraph (vi) the payment of which would place such Lender in a less favorable net after-tax position than such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Co-Borrower or any other Person.

Procedure for Making the Loans.

Notice. Other than with respect to the Loans to be made on the date hereof, Borrower Representative shall notify each Lender of the date on which Co-Borrowers desires a Lender to make any Loan at least five (5) Business Days in advance of the desired Funding Date, unless the relevant Lender elects at its sole discretion to allow the Funding Date for a Loan to be made by such Lender to be within five (5) Business Days of Borrower Representative’s notice. Each Co-Borrower’s execution and delivery to Lenders of one or more Notes in respect of a Loan shall be such Co-Borrower’s agreement to the terms and calculations thereunder with respect to such Loan. Each Lender’s obligation to make any Loan shall be expressly subject to the satisfaction of the conditions set forth in Section 3.

Loan Rate Calculation. Prior to each Funding Date for any Loan, the applicable Lender shall establish the Loan Rate with respect to such Loan, which shall be conclusive in the absence of a manifest error.

Disbursement. Lenders shall disburse the proceeds of each Loan by wire transfer to Co-Borrowers at the account(s) specified in the Funding Certificate for such Loan.

Good Faith Deposit; Legal and Closing Expenses; and Commitment Fee.

Good Faith Deposit. Co-Borrowers have delivered to Horizon a good faith deposit in the amount of One Hundred Thousand Dollars ($100,000) (the “Good Faith Deposit”). The Good Faith Deposit paid to Horizon will be credited to the Commitment Fee payable to the

Lenders. If the Funding Date does not occur, Lenders shall retain the Good Faith Deposit as compensation for their time, expenses and opportunity cost.

Legal, Due Diligence and Documentation Expenses. Concurrently with its execution and delivery of this Agreement, Co-Borrowers shall pay to Lenders all of Lenders’ reasonable and documented legal, due diligence and documentation expenses in connection with the negotiation and documentation of this Agreement and the Loan Documents.

Commitment Fee. Co-Borrowers shall pay, concurrently with their execution and delivery of this Agreement, a commitment fee in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the “Commitment Fee”). The Commitment Fee shall be paid by Co-Borrowers as set forth in the Funding Certificate. The Commitment Fee shall be retained by the applicable Lender and be deemed fully earned upon receipt.

Conditions of Loans.

Conditions Precedent to Closing. At the time of the execution and delivery of this Agreement, each Lender shall have received, in form and substance reasonably satisfactory to such Lender, all of the following (unless all Lenders have agreed to waive such condition or document, in which case such condition or document shall be a condition precedent to the making of any Loan and shall be deemed added to Section 3.2):

Loan Agreement. This Agreement duly executed by Co-Borrowers, Collateral Agent and Lenders.

Warrants. The Warrants duly executed by Borrower Representative.

Secretary’s Certificate. A certificate of a director, the secretary or assistant secretary of each Co-Borrower, dated as of the date hereof, with copies of the following documents attached: (i) the certificate of incorporation and bylaws or memorandum and articles of association (or equivalent documents and each as amended) of such Co-Borrower certified by such Co-Borrower as being complete and in full force and effect on the date thereof, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

Good Standing Certificates. A good standing certificate from each Co-Borrower’s jurisdiction of incorporation or state of organization and the state in which such Co-Borrower’s principal place of business is located, each dated as of a date no earlier than thirty (30) days prior to the date hereof.

Certificate of Insurance. Evidence of the insurance coverage required by Section 6.8 of this Agreement.

Consents. All necessary consents of shareholders (if any) and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrants and the other Loan Documents.

Legal Opinion. A legal opinion of each Co-Borrower’s counsel as to Delaware or Cayman Islands law, as applicable, dated as of the date hereof, substantially in the forms attached hereto as Exhibit D.

Account Control Agreements. Account Control Agreements for all of each Co-Borrower’s deposit accounts and securities accounts duly executed by all of the parties thereto.

Fees and Expenses. Payment of all fees and expenses then due hereunder or under any other Loan Document.

Conditions Precedent to Making Loan A, Loan B and Loan C. The obligation of the applicable Lender to make Loan A, Loan B or Loan C is further subject to satisfaction of the following conditions as of the applicable Funding Date:

No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

Notes. Co-Borrowers shall have duly executed and delivered Notes in the amounts of Loan A and Loan B to Horizon, and a Note in the amount of Loan C to Powerscourt.

UCC Financing Statements. Lenders shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements and UCC financing statement searches, as any Lender shall reasonably request to evidence the perfection and priority of the security interests granted to Collateral Agent and each Lender pursuant to Section 4. Each Co-Borrower authorizes Collateral Agent and each Lender to file any UCC financing statements, continuations of or amendments to UCC financing statements they deem necessary to perfect its security interest in the Collateral.

Funding Certificate. Borrower Representative shall have duly executed and delivered to Lenders a Funding Certificate for such Loans.

Payoff Letter. Borrower Representative shall have provided Lenders with a payoff letter from Hercules, reasonably satisfactory to Lenders, which letter shall (i) include the amount necessary to fully repay the Hercules Indebtedness owed by Co-Borrowers to Hercules, (ii) terminate any and all loan documents between Co-Borrowers and Hercules and (iii) grant Co-Borrowers, or their designee or Lenders, the right to take all necessary steps to release any Liens securing such Hercules Indebtedness owed by Co-Borrowers to Hercules.

Subordination Agreement.  Co-Borrowers shall have provided Lenders with a subordination agreement, in form and substance acceptable to Lenders, pursuant to which the Indebtedness permitted pursuant to clause (f) of the definition of Permitted Indebtedness is subordinated to the Obligations.

Amendment to Development Funding Agreement.  Co-Borrowers shall have provided Lenders with an amendment to the Development Funding Agreement, amending the definitions of Loan Agreement, Senior Agent and Subordination Agreement, in form and substance acceptable to Lenders.

Representations and Warranties. The representations and warranties made by each Co-Borrower in Section 5 and in the other Loan Documents shall be true and correct in all material respects as of such Funding Date, except to the extent such representations and warranties expressly relate to an earlier date.

Conditions Precedent to Making Loan D and Loan E. The obligation of the applicable Lender to make Loan D or Loan E is further subject to satisfaction of the following conditions as of the applicable Funding Date:

No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

Notes. Co-Borrowers shall have duly executed and delivered Notes in the amounts of Loan D and Loan E to Horizon.

Funding Certificate. Borrower Representative shall have duly executed and delivered to Lenders a Funding Certificate for such Loans.

FDA Approval. Borrower Representative shall have provided Lenders with evidence reasonably satisfactory to Lenders that Co-Borrowers have received FDA Approval.

Representations and Warranties. The representations and warranties made by each Co-Borrower in Section 5 and in the other Loan Documents shall be true and correct as of such Funding Date, except to the extent such representations and warranties expressly relate to an earlier date.

Other Documents. Co-Borrowers shall have provided Lenders with such other documents and completion of such other matters, as any Lender may reasonably deem necessary or appropriate.

Covenant to Deliver. Each Co-Borrower agrees (not as a condition but as a covenant) to deliver to Lenders each item required to be delivered to Lenders as a condition to each Loan, if such Loan is advanced. Each Co-Borrower expressly agrees that the extension of any Loan prior to the receipt by a Lender of any such item shall not constitute a waiver by such Lender of any Co-Borrower’s obligation to deliver such item, and any such extension in the absence of a required item shall be in each Lender’s sole discretion.

Creation of Security Interest.

Grant of Security Interests. Each Co-Borrower grants to Collateral Agent and each Lender a valid, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations and in order to secure prompt, full and complete performance by each Co-Borrower of each of its covenants and duties under each of the Loan Documents (other than the Warrants). The “Collateral” shall mean and include all right, title, interest, claims and demands of each Co-Borrower in the following:

All goods (and embedded computer programs and supporting information included within the definition of “goods” under the Code) and equipment now owned or hereafter acquired, including all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory now owned or hereafter acquired, including all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of any Co-Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and each Co-Borrower’s books relating to any of the foregoing;

All contract rights and general intangibles (except to the extent included within the definition of Intellectual Property), now owned or hereafter acquired, including goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind;

All now existing and hereafter arising accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to any Co-Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by any Co-Borrower (subject, in each case, to the contractual rights of third parties to require funds received by any Co-Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by any Co-Borrower and each Co-Borrower’s books relating to any of the foregoing;

All documents, cash, deposit accounts, letters of credit and letters of credit rights (whether or not the letter of credit is evidenced by a writing) and other supporting obligations, certificates of deposit, instruments, promissory notes, chattel paper (whether tangible or electronic) and investment property, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and each Co-Borrower’s books relating to the foregoing; and

To the extent not covered by clauses (a) through (e), all other personal property of each Co-Borrower, whether tangible or intangible, and any and all rights and interests in any of the above and the foregoing and, any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property to the extent such proceeds no longer constitute Intellectual Property.

Notwithstanding the foregoing, the Collateral shall not include any Excluded Asset; provided, however, that the Collateral shall include all accounts receivables, accounts, and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing (the “Rights to Payment”).

After-Acquired Property. If any Co-Borrower shall at any time acquire a commercial tort claim with a value in excess of Fifty Thousand Dollars ($50,000), as defined in the Code, Borrower Representative shall promptly notify Collateral Agent and Lenders in writing signed by Borrower  Representative of the brief details thereof and grant to Collateral Agent and each Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent and each Lender.

Duration of Security Interest. Collateral Agent’s and each Lender’s security interest in the Collateral shall continue until the indefeasible payment in full and the satisfaction of all Obligations (other than inchoate indemnification obligations and any other obligations which pursuant to the express terms of any Loan Document specifically survive repayment of the Obligations for which no claim has been made), and termination of each Lender’s commitment to fund the Loans, whereupon such security interest shall terminate. Collateral Agent and each Lender shall, at Co-Borrowers’ sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to make effective the release contemplated by this Section 4.3, including duly authorizing and delivering termination statements for filing in all relevant jurisdictions under the Code.

Location and Possession of Collateral. The Collateral (other than (i) any mobile equipment in the possession of any Co-Borrower’s employees or agents, (ii) promotional marketing and advertising materials, (iii) items in transit, (iv) Pre-Clinical and Clinical Trial Supplies or (v) with an aggregate value not to exceed Two Hundred Fifty Thousand Dollars ($250,000)) is and shall remain in the possession of Co-Borrowers at the location listed on the cover page hereof or as set forth in the Disclosure Schedule (as may be updated from time to time, including by written notice to Lenders and Collateral Agent from a Co-Borrower or as noted in an Officer’s Certificate delivered to Lenders and Collateral Agent). Co-Borrowers shall remain in full possession, enjoyment and control of the Collateral (except (i) only as may be otherwise required by Collateral Agent or any Lender for perfection of the security interests therein created hereunder, (ii) any mobile equipment in the possession of a Co-Borrower’s employees or agents, (iii) promotional marketing and advertising materials, (iv) items in transit, (v) Pre-Clinical and Clinical Trial Supplies or (vi) with an aggregate value not to exceed Two Hundred Fifty Thousand Dollars ($250,000)) and so long as no Event of Default has occurred, shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided that the possession, enjoyment, control and use of the Collateral shall at all times be subject to the observance and performance of the terms of this Agreement.

Delivery of Additional Documentation Required. Each Co-Borrower shall from time to time execute and deliver to Collateral Agent and Lenders, at the request of Collateral Agent or any Lender, all financing statements and other documents Collateral Agent or any Lender may reasonably request, in form reasonably satisfactory to Collateral Agent and Lenders, to perfect and continue Collateral Agent’s and Lenders’ perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents. Borrower Representative shall update its register of mortgages and charges maintained at its registered office in the Cayman Islands to reflect the (i) discharge and release of the interests securing the Hercules Indebtedness and (ii) details of the security interests granted under the Loan Documents, as required by Cayman Islands law.  A certified true copy of such register of mortgages and charges shall be delivered to Collateral Agent and Lenders as soon as reasonably practicable following execution of this Agreement.

Right to Inspect. Collateral Agent and each Lender (through any of their officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during each Co-Borrower’s usual business hours, but no more than once a year (unless an Event of Default has occurred that is not waived by Lenders), to inspect the books and records of each Co-Borrower and Subsidiaries and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify each Co-Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral. Any inspection, test or appraisal conducted hereunder shall be conducted at the sole cost and expense of Co-Borrowers.

[Reserved].

Protection of Intellectual Property. Each Co-Borrower shall:

protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to any Co-Borrower’s business and promptly advise Collateral Agent in writing of material infringements;

not allow any Intellectual Property material to any Co-Borrower’s business to be abandoned, forfeited or dedicated to the public without each Lender’s written consent;

provide written notice to Collateral Agent within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public); and

take such commercially reasonable steps as Collateral Agent or any Lender requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Collateral Agent and Lenders to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Collateral Agent and each Lender to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Collateral Agent’s or Lenders’ rights and remedies under this Agreement and the other Loan Documents.

Representations and Warranties. Except as set forth in the Disclosure Schedule (as may be updated from time to time, including by written notice to Lenders and Collateral Agent from a Co-Borrower or as noted in an Officer’s Certificate delivered to Lenders and Collateral Agent), each Co-Borrower represents and warrants as follows:

Organization and Qualification. Each Co-Borrower and its Subsidiaries is an entity duly organized or incorporated, as applicable, and validly existing under the laws of its jurisdiction of formation or incorporation, as applicable, and qualified and licensed to do business in, and is in good standing in, any jurisdiction in which the conduct of its business or its ownership of Property requires that it be so qualified and licensed or in which the Collateral is located, except for such jurisdictions as to which any failure to so qualify would not have a Material Adverse Effect.

Authority. Each Co-Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Each Co-Borrower and its Subsidiaries have all requisite power and authority to own and operate their Property and to carry on their businesses as now conducted. Each Co-Borrower and its Subsidiaries have obtained all licenses, permits, approvals and other authorizations necessary for the operation of their business, except for as to which any failure would not have a Material Adverse Effect.

Conflict with Other Instruments, etc. Neither the execution and delivery of any Loan Document to which any Co-Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the certificate of incorporation, the by-laws or memorandum and articles of association, as applicable, or any other organizational documents of any Co-Borrower or any material law or any material regulation, order, writ, injunction or decree of any court or Governmental Authority by which any Co-Borrower or any Subsidiary or any of their respective material property or assets may be bound or affected or any material agreement or instrument to which any Co-Borrower is a party or by which it or any of its Property is bound or to which it or any of its Property is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

Authorization; Enforceability. The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurrence of the Loans, the execution and delivery of the other Loan Documents to which any Co-Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of each Co-Borrower. No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with, or notice to, any Person is, was or will be necessary to (a) the valid execution and delivery of any Loan Document to which any Co-Borrower is a party, (b) the performance of each Co-Borrower’s obligations under any Loan Document or (c) the granting of the security interest in the Collateral, except for filings in connection with the perfection of the security interest in any of the Collateral or the issuance of the Warrants. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Co-Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

No Prior Encumbrances. Each Co-Borrower has good and marketable title to the Collateral, free and clear of Liens except for Permitted Liens. Each Co-Borrower has good title and ownership of, or is licensed under, all of such Co-Borrower’s current Intellectual Property. Each Co-Borrower is the sole owner of the Material Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers, resellers and/or distributors in the ordinary course of business and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects of other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States, (b) over-the-counter software that is commercially available to the public and (c) Material Intellectual Property licensed to such Co-Borrower and noted on the Disclosure Schedule (as may be updated from time to time, including by written notice to Lenders and Collateral Agent from a Co-Borrower or as noted in an Officer’s Certificate delivered to Lenders and Collateral Agent). Each patent which it owns or purports to own and which is material to any Co-Borrower’s business is valid and enforceable, and no part of the Material Intellectual Property which any Co-Borrower owns or purports to own and which is material to any Co-Borrower’s business has been judged invalid or unenforceable, in whole or in part. No Co-Borrower is a party to, nor is it bound by, any Restricted License, except as noted on the Disclosure Schedule.  Except for which could not be expected to result in a Material Adverse Effect, no Co-Borrower has received any communications alleging that any Co-Borrower has violated, or by conducting its business as proposed, would violate any proprietary rights of any other Person. No Co-Borrower has knowledge of any infringement or violation by it of the intellectual property rights of any third party and has no knowledge of any violation or infringement by a third party of any of its Material Intellectual Property. The Collateral and the Intellectual Property constitute substantially all of the assets and property of Co-Borrowers, and each Co-Borrower owns all Material Intellectual Property associated with the business of such Co-Borrower and its Subsidiaries, free and clear of any Liens other than Permitted Liens.

Security Interest. The provisions of this Agreement create legal and valid security interests in the Collateral in favor of Collateral Agent and each Lender, and, assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the security interests in the Collateral granted to Collateral Agent and each Lender pursuant to this Agreement (a) constitute and will continue to constitute first priority security interests (except to the extent any Permitted Liens may have a superior priority to Collateral Agent’s and Lenders’ Liens under this Agreement (for the purposes of clarity, any ordinary course Liens incurred by operation of law are permitted to have superior priority if such Lien is a Permitted lien)) and (b) are and will continue to be superior and prior to the rights of all other creditors of each Co-Borrower (except to the extent any Permitted Liens may have a superior priority to Collateral Agent’s and Lenders’ Liens under this Agreement (for the purposes of clarity, any ordinary course Liens incurred by operation of law are permitted to have superior priority if such Lien is a Permitted lien)).

Name; Location of Chief Executive Office, Principal Place of Business and Collateral. During the past five years, no Co-Borrower has done business under any name other than that specified on the signature page hereof. Each Co-Borrower’s jurisdiction of formation, chief executive office, principal place of business, and the place where such Co-Borrower maintains its records concerning the Collateral (other than (i) any mobile equipment in the possession of any Co-Borrower’s employees or agents, (ii) promotional marketing and advertising materials, (iii) items in transit, (iv) Pre-Clinical and Clinical Trial Supplies or (v) with an aggregate value not to exceed Two Hundred Fifty Thousand Dollars ($250,000)) are presently located in the jurisdiction and at the address set forth on the cover page of this Agreement or as set forth in the Disclosure Schedule (as may be updated from time to time, including by written notice to Lenders and Collateral Agent from a Co-Borrower or as noted in an Officer’s Certificate delivered to Lenders and Collateral Agent). The Collateral (other than (i) any mobile equipment in the possession of a Co-Borrower’s employees or agents, (ii) promotional marketing and advertising materials, (iii) items in transit, (iv) Pre-Clinical and Clinical Trial Supplies or (v) with an aggregate value not to exceed Two Hundred Fifty Thousand Dollars ($250,000)) is presently located at the address set forth on the cover page hereof or as set forth in the Disclosure Schedule (as may be updated from time to time, including by written notice to Lenders and Collateral Agent from a Co-Borrower or as noted in an Officer’s Certificate delivered to Lenders and Collateral Agent).

Litigation. There are no actions or proceedings pending by or against any Co-Borrower or any Subsidiary before any court, arbitral tribunal, regulatory organization, administrative agency or similar body in which an adverse decision could reasonably have a Material Adverse Effect. No Co-Borrower has knowledge of any such pending or threatened actions or proceedings.

Financial Statements. All financial statements relating to any Co-Borrower, any Subsidiary or any Affiliate that have been or may hereafter be delivered by any Co-Borrower to Collateral Agent or any Lender present fairly in all material respects each Co-Borrower’s Consolidated financial condition as of the date thereof and each Co-Borrower’s Consolidated results of operations for the period then ended.

No Material Adverse Effect. No event has occurred and no condition exists which could reasonably be expected to have a Material Adverse Effect since December 31, 2020.

Full Disclosure. No representation, warranty or other written statement made by any Co-Borrower in any Loan Document (including the Disclosure Schedule (as may be updated from time to time, including by written notice to Lenders and Collateral Agent from a Co-Borrower or as noted in an Officer’s Certificate delivered to Lenders and Collateral Agent)), certificate or written statement furnished to Collateral Agent or any Lender, when taken together with the information contained in the annual, quarterly and current reports theretofore publicly filed by the Company with the Securities and Exchange Commission and excluding any items disclosed as “risk factors” or in any “forward-looking statements” therein and with all such other written statement or certificate, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or written statements not misleading, in the light of the circumstances under which they are made (it being recognized by Collateral Agent and Lenders that the projections and forecasts provided by Co-Borrowers in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).  Additionally, any and all financial or business projections provided by Co-Borrowers to Collateral Agent and Lenders, are at the time delivered (i) provided in good faith and based on the most current data and information available to Co-Borrowers, and (ii) the most current of such projections provided to such Co-Borrower’s board of directors (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Co-Borrowers, that no assurance is given that any particular projections will be realized, that actual results may differ).

Solvency, Etc. Co-Borrowers, taken as a whole, are Solvent (as defined below) and, after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, Co-Borrowers will be Solvent. “Solvent” means, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.

Subsidiaries. Except as set forth on the Disclosure Schedule (as may be updated from time to time, including by written notice to Lenders and Collateral Agent from a Co-Borrower or as noted in an Officer’s Certificate delivered to Lenders and Collateral Agent), no Co-Borrower has any Subsidiaries.

Capitalization. All issued and outstanding Equity Securities of each Co-Borrower are duly authorized and validly issued, fully paid and non-assessable, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities, except for such compliance with such laws that would not reasonably be expected to result in a Material Adverse Effect.

Catastrophic Events; Labor Disputes. No Co- Borrower, any Subsidiary or any of their respective Property is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that could reasonably be expected to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Co-Borrower or any Subsidiary is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of any Co-Borrower, jurisdictional disputes or organizing activity occurring or threatened which could reasonably be expected to have a Material Adverse Effect.

Certain Agreements of Officers, Employees and Consultants.

No Violation. To the knowledge of each Co-Borrower, no officer, employee or consultant of any Co-Borrower is, or is now expected to be, in violation of any term of any employment contract, proprietary information agreement, nondisclosure agreement, noncompetition agreement or any other material contract or agreement or any restrictive covenant relating to the right of any such officer, employee or consultant to be employed by any Co-Borrower because of the nature of the business conducted or to be conducted by any Co-Borrower or relating to the use of trade secrets or proprietary information of others, and to each Co-Borrower’s knowledge, the continued employment of each Co-Borrower’s officers, employees and consultants does not subject any Co-Borrower to any material liability for any claim or claims arising out of or in connection with any such contract, agreement, or covenant which could reasonably be expected to have a Material Adverse Effect.

No Present Intention to Terminate. To the knowledge of each Co-Borrower, no officer of any Co-Borrower, and no employee or consultant of any Co-Borrower whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has any present intention of terminating his or her employment or consulting relationship with any Co-Borrower.

No Plan Assets. No Co-Borrower nor any Subsidiary is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of any Co-Borrower or any Subsidiary constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) no Co-Borrower nor any Subsidiary is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with any Co-Borrower or any Subsidiary are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Loan Agreement.

Sanctions, Etc. No Co-Borrower, its Subsidiaries or, any director, officer, and to the knowledge of each Co-Borrower, no employee, agent or Affiliate of any Co-Borrower or its Subsidiaries, is a Person that is, or is owned or controlled by Persons that are, (a) the subject or target of any Sanctions or (b) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions. To the best of each Co-Borrower’s knowledge, as of the date hereof and at all times throughout the term of this Agreement, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, none of the funds of any Co-Borrower, any Subsidiary or of their Affiliates have been (or will be) derived from any unlawful activity with the result that the investment in the respective party (whether directly or indirectly), is prohibited by applicable law or the Loans are in violation of applicable law.

Regulatory Compliance. No Co-Borrower is a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System. No Co-Borrower nor any Subsidiary is an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940. No Co-Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no proceeds of any Loan will be used to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

Payment of Taxes. All federal and other material tax returns, reports and statements (including any attachments thereto or amendments thereof) of each Co-Borrower and its Subsidiaries filed or required to be filed by any of them have been timely filed (or extensions have been obtained and such extensions have not expired) and all taxes shown on such tax returns or otherwise due and payable and all assessments, fees and other governmental charges upon each Co-Borrower, its Subsidiaries and their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, except for the payment of any such taxes, assessments, fees and other governmental charges which are being diligently contested by any Co-Borrower in good faith by appropriate proceedings and for which adequate reserves have been made under GAAP or which do not, in the aggregate, exceed Two Hundred and Fifty Thousand Dollars ($250,000) at any time. To the knowledge of each Co-Borrower, no tax return of any Co-Borrower or any Subsidiary is currently under an audit or examination, and no Co-Borrower has received written notice of any proposed audit or examination, in each case, where a material amount of tax is at issue. No Co-Borrower is an “S corporation” within the meaning of Section 1361(a)(1) of the IRC.

Anti-Terrorism Laws. No Co-Borrower will, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as lender, underwriter, advisor, investor or otherwise). Lenders hereby notify each Co-Borrower that pursuant to the requirements of Anti-Terrorism Laws, and each Lender’s policies and practices, each Lender is required to obtain, verify and record certain information and documentation that identifies each Co-Borrower and its principals, which information includes the name and address of such Co-Borrower and its principals and such other information that will allow such Lender to identify such party in accordance with Anti-Terrorism Laws.

Affirmative Covenants. Each Co-Borrower, until the full and complete payment of the Obligations (other than inchoate indemnification obligations and any other obligations which pursuant to the express terms of any Loan Document specifically survive repayment of the Obligations for which no claim has been made), covenants and agrees that:

Good Standing. Each Co-Borrower shall maintain, and cause each of its Subsidiaries to maintain, its corporate existence and its good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Each Co-Borrower shall maintain, and cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

Government Compliance. Each Co-Borrower shall comply, and cause each of its Subsidiaries to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to have a Material Adverse Effect.

Financial Statements, Reports, Certificates. Each Co-Borrower shall deliver to each Lender: (a) as soon as available, but in any event within sixty (60) days after the end of each of the first three quarters for each year, a Co-Borrower prepared Consolidated balance sheet, Consolidated income statement and Consolidated cash flow statement covering each Co-Borrower’s operations during such period, all certified by such Co-Borrower’s president, treasurer or chief financial officer (each, a “Responsible Officer”); (b) as soon as available, but in any event within one hundred eighty (180) days after the end of each Co-Borrower’s fiscal year, audited Consolidated financial statements of each Co-Borrower prepared in accordance with GAAP, together with an unqualified opinion on such financial statements of a nationally recognized or other independent public accounting firm reasonably acceptable to Lenders; (c) as soon as available, but in any event within sixty (60) days after the end of each Co-Borrower’s fiscal year, each Co-Borrower’s board-approved operating budget and plan for the next fiscal year; and (d) such other financial information as any Lender may reasonably request from time to time. In addition, each Co-Borrower shall deliver to each Lender (A) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by such Co-Borrower to its security holders and (B) immediately upon receipt of notice thereof, a report of any material legal actions pending or threatened against such Co-Borrower or any Subsidiary or the commencement of any action, proceeding or governmental investigation involving such Co-Borrower or any Subsidiary is commenced that is reasonably expected to result in damages or costs to any Co-Borrower or Co-Borrowers in the aggregate of Fifty Thousand Dollars ($50,000) or more.  Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which a Co-Borrower posts such documents, or provides a link thereto, on a Co-Borrower’s website on the internet at such Co-Borrower’s website address.

Certificates of Compliance. Each time financial statements are furnished pursuant to Section 6.3, each Co-Borrower shall deliver to each Lender an Officer’s Certificate signed by a Responsible Officer in the form of, and certifying to the matters set forth in Exhibit E attached hereto.

Notice of Default or Event of Default. As soon as possible, and in any event within five (5) Business Days after the discovery of a Default or an Event of Default, Borrower Representative shall provide each Lender with an Officer’s Certificate setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Co-Borrowers propose to take with respect thereto.

Taxes. Each Co-Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any Property belonging to it, and will execute and deliver to Collateral Agent and Lenders, on demand, appropriate certificates attesting to the payment or deposit thereof; and each Co-Borrower will make, and cause each Subsidiary to make, timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon reasonable request, furnish Collateral Agent and Lenders with proof reasonably satisfactory to each Lender indicating that each Co-Borrower and each Subsidiary has made such payments or deposits; provided that no Co-Borrower need make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings which suspend the collection thereof (provided that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any material item of Collateral or Collateral which in the aggregate is material to any Co-Borrower or Co-Borrowers in the aggregate and that a Co-Borrower has adequately bonded such amounts or reserves sufficient to discharge such amounts have been provided on the books of such Co-Borrower) or which do not, in the aggregate, exceed Two Hundred and Fifty Thousand Dollars ($250,000) at any time. In addition, no Co-Borrower shall change, and shall not permit any Subsidiary to change, its respective jurisdiction of residence for taxation purposes.

Use; Maintenance. Each Co-Borrower shall keep and maintain all items of equipment, inventory and other similar types of personal property that form any significant portion or portions of the Collateral in good operating condition and repair and shall make all necessary replacements thereof and renewals thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved, except for which adequate reserves have been made. No Co-Borrower shall permit any such material item of Collateral to become a fixture to real estate or an accession to other personal property, without the prior written consent of Collateral Agent and each Lender. No Co-Borrower shall permit any such material item of Collateral to be operated or maintained in violation of any applicable law, statute, rule or regulation. With respect to items of leased equipment (to the extent Collateral Agent and Lenders have any security interest in any residual Co-Borrower’s interest in such equipment under the lease), each Co-Borrower shall keep, maintain, repair, replace and operate such leased equipment in accordance with the terms of the applicable lease in all material respects.

Insurance. Each Co-Borrower shall keep its business and the Collateral insured for risks and in amounts standard for companies in such Co-Borrower’s industry and location, and as Collateral Agent or any Lender may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent and each Lender. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent and each Lender as an additional loss payee and all liability policies shall show Collateral Agent and each Lender as an additional insured and all policies shall provide that the insurer must give Collateral Agent at least thirty (30) (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) days’ notice before canceling its policy. At Collateral Agent’s or any Lender’s request, each Co-Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any property policy shall, at Collateral Agent’s or any Lender’s option, be payable to Collateral Agent, for the benefit of Lenders, or to Lenders on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, each Co-Borrower shall have the option of applying the proceeds of any property policy, toward the replacement or repair of destroyed or damaged property; provided that (a) any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent and Lenders have been granted a first priority security interest and (b) after the occurrence and during the continuation of an Event of Default all proceeds payable under such property policy shall, at the option of Collateral Agent or any Lender, be payable to Collateral Agent, for the benefit of Lenders, or to Lenders on account of the Obligations. If any Co-Borrower fails to obtain insurance as required under this Section 6.8 or to pay any amount or furnish any required proof of payment to third persons and Collateral Agent, Collateral Agent or any Lender may make all or part of such payment or obtain such insurance policies required in this Section 6.8, and take any action under the policies Collateral Agent or any Lender deems prudent. On or prior to the first Funding Date and prior to each policy renewal, each Co-Borrower shall furnish to Collateral Agent certificates of insurance or other evidence satisfactory to Collateral Agent that insurance complying with all of the above requirements is in effect.

Further Assurances. At any time and from time to time each Co-Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Collateral Agent to make effective the purposes of this Agreement, including the continued perfection and priority of Collateral Agent’s and Lenders’ security interest in the Collateral.

Equity Investment. Borrower Representative shall permit Lenders or their respective assignees (provided such assignees are “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Act of 1933, as amended), at each Lender’s sole discretion, to collectively purchase up to an aggregate amount of One Million Dollars ($1,000,000) of Borrower Representative’s securities sold in any future private placement in which Borrower Representative issues equity securities primarily for the purpose of raising working capital financing of Borrower Representative in which the total proceeds to Borrower Representative in such equity raise is in an amount that exceeds Ten Million Dollars ($10,000,000) (the “Equity Financing”) at the same price and on the same terms as paid and received by the lead investor in such Equity Financing. In the event that any Lender declines to purchase its full pro rata portion (based on the aggregate principal amount of the Loans made under this Agreement as among Lenders) of Borrower Representative’s securities pursuant to this Section 6.10, the other Lender may purchase more than its pro rata portion of the securities to be offered hereunder; provided that the aggregate value of the amount of securities purchased by Lenders pursuant to this Section 6.10 does not exceed One Million Dollars ($1,000,000).  Borrower Representative agrees that it shall notify each Lender promptly upon the execution by Borrower Representative of a term sheet or letter of intent, if any, setting forth the terms and conditions of an Equity Financing and in any event within five (5) Business Days after such execution.  Lenders hereby agree (and their assignees, if applicable, will agree) to execute and deliver to Borrower Representative those transaction documents related to the Equity Financing that other investors participating in the Equity Financing are required to execute and deliver, including, as applicable, a purchase agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions.  The issuance of any securities to Lenders (or their assignees, if applicable) under this Section 6.10 shall be upon the terms and subject to the conditions applicable to the Equity Financing and the corporate governing documents of Borrower Representative, as determined by Borrower Representative in its sole discretion.   For the avoidance of doubt, the issuance of securities in connection with, or under the terms of, any license, collaboration or development funding agreement entered into by any Co-Borrower shall not be subject to the foregoing participation right.

Subsidiaries. Each Co-Borrower, upon any Lender’s or Collateral Agent’s request, shall cause any Subsidiary (other than (a) Stealth (HK) and (b) an MSC) to provide Lenders and Collateral Agent with a guaranty of the Obligations and a security interest in such Subsidiary’s assets to secure such guaranty.

Keeping of Books. Each Co-Borrower shall keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Co-Borrower and its Subsidiaries in accordance with GAAP.

Cash on Deposit. Commencing on the date of this Agreement and continuing until such date on which Co-Borrowers have received cash proceeds of not less than Sixty Million Dollars ($60,000,000) from the sale of Borrower Representative’s Equity Security, Co-Borrowers shall at all times maintain cash on deposit in accounts over which Lenders maintain Account Control Agreements, in an amount equal to the product of (i) 0.5 multiplied by (ii) the then outstanding principal balance of the Loans.

Success Payments.  Commencing on the date of this Agreement and continuing until the date on which the Obligations are indefeasibly repaid in full, Co-Borrowers shall be permitted to make regularly scheduled Success Payments (as defined in the Development Funding Agreement as in effect on the date hereof) (“Success Payments”) to Morningside Venture (I) Investments Limited as and when due pursuant to the terms of the Development Funding Agreement as in effect on the date hereof, provided that immediately prior to and immediately after payment of any Success Payment, Co-Borrowers shall have cash on deposit in accounts over which Lenders maintain Account Control Agreements, in an amount equal to the product of (i) 0.5 multiplied by (ii) the then outstanding principal balance of the Loans.

Massachusetts Securities Corporation.  A Co-Borrower may make Investments in one (1) Subsidiary qualifying as a “security corporation” under Massachusetts General Laws Ch. 63, Section 38B(a), as amended, supplemented and/or modified (a “MSC”), or permit such MSC to hold any cash or other assets, as long as such Co-Borrower maintains unrestricted cash or cash subject to an Account Control Agreement in an amount greater than or equal to one hundred ten Percent (110%) of the outstanding Obligations plus the amount of such Co-Borrower’s accounts payable under GAAP not paid after the 90th day following the invoice date for such accounts payable.

Landlord Agreements.  Co-Borrowers shall, within thirty (30) days of the date of this Agreement or as otherwise agreed by Lenders in their sole discretion, provide Lenders with a Landlord Agreement duly executed by all parties thereto for each location where a Co-Borrower’s books and records and the Collateral is located (other than (i) any mobile equipment in the possession of any Co-Borrower’s employees or agents, (ii) promotional marketing and advertising materials, (iii) items in transit, (iv) Pre-Clinical and Clinical Trial Supplies or (v) with an aggregate value not to exceed Two Hundred Fifty Thousand Dollars ($250,000) (unless such Co-Borrower is the fee owner thereof).

Negative Covenants. Each Co-Borrower, until the full and complete payment of the Obligations (other than inchoate indemnification obligations and any other obligations which pursuant to the express terms of any Loan Document specifically survive repayment of the Obligations for which no claim has been made), covenants and agrees that no Co-Borrower shall:

Chief Executive Office. Change its name, jurisdiction of incorporation, chief executive office, principal place of business or any of the items set forth in Section 1 of the Disclosure Schedule (as may be updated from time to time, including by written notice to Lenders and Collateral Agent from a Co-Borrower or as noted in an Officer’s Certificate delivered to Lenders and Collateral Agent) without thirty (30) days prior written notice to Collateral Agent (or such shorter period as the Collateral Agent may agree).

Collateral Control. Subject to its rights under Sections 4.4 and 7.4, remove any items of Collateral from any Co-Borrower’s facility located at the address set forth on the cover page hereof or as set forth on the Disclosure Schedule (as may be updated from time to time, including by written notice to Lenders and Collateral Agent from a Co-Borrower or as noted in an Officer’s Certificate delivered to Lenders and Collateral Agent) (other than (i) any mobile equipment in the possession of any Co-Borrower’s employees or agents, (ii) promotional marketing and advertising materials, (iii) items in transit, (iv) Pre-Clinical and Clinical Trial Supplies or (v) with an aggregate value not to exceed Two Hundred Fifty Thousand Dollars ($250,000).

Liens. Create, incur, allow or suffer, or permit any Subsidiary to create, incur, allow or suffer, any Lien on any of its property, or assign or convey any right to receive income, including the sale of any accounts except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens that are permitted by the terms of this Agreement to have priority to Collateral Agent’s and Lenders’ Liens (for the purposes of clarity, any ordinary course Liens incurred by operation of law are permitted to have superior priority if such Lien is a Permitted Lien)), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the benefit of Lenders, or Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting any Co-Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of a Co-Borrower’s or any Subsidiary’s Intellectual Property, except (a) as otherwise permitted in Section 7.4 or Section 7.14 hereof and (b) as permitted in the definition of “Permitted Liens” herein.

Other Dispositions of Collateral. Convey, sell, lease or otherwise dispose of, or permit any Subsidiary to convey, sell, lease or otherwise dispose, of all or any part of the Collateral to any Person (collectively, a “Transfer”), except for: (a) Transfers of inventory in the ordinary course of business; (b) Transfers of worn-out or obsolete equipment made in the ordinary course of business; (c) Transfers permitted under subclause (p) of the definition of Permitted Liens with respect to Collateral; (d) Transfers of non-exclusive licenses and similar arrangements for the use of Intellectual Property of any Co-Borrower or its Subsidiaries in the ordinary course of business and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects of other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States; (e) Transfers consisting of Permitted Liens or Permitted Investments; (f) Transfers of cash and cash equivalents in the ordinary course of Co-Borrower’s business and in connection with transactions not prohibited hereunder; (g) distributions permitted under Section 7.5; (h) Transfers of other assets for fair market value not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year; and (i) Transfers consisting of intercompany Transfers, including intercompany Transfers of Intellectual Property, between and among Co-Borrowers.

Distributions. (a) Pay any dividends or make any distributions, or permit any Subsidiary to pay any dividends or make any distributions, on their respective Equity Securities; (b) purchase, redeem, retire, defease or otherwise acquire, or permit any Subsidiary to purchase, redeem, retire, defease or otherwise acquire, for value any of their respective Equity Securities

(other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements in an aggregate amount not to exceed Two Hundred and Fifty Thousand Dollars ($250,000) in any fiscal year); (c) return, or permit any Subsidiary to return, any capital to any holder of its Equity Securities as such; (d) make, or permit any Subsidiary to make, any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (e) set apart any sum for any such purpose; provided, however, (A) any Subsidiary may pay dividends solely to a Co-Borrower or another wholly-owned Subsidiary, (B) any Co-Borrower may pay dividends or distributions payable solely in such Co-Borrower’s ordinary shares or common stock, as applicable, (C) conversion of any securities into other securities pursuant to the terms of such securities or otherwise in exchange therefor, (D) purchases of capital stock in connection with the exercise of stock options or stock appreciation by way of cashless exercise and (E) purchases of fractional shares of capital stock arising out of stock dividends, splits or combinations or business combinations in an amount not to exceed Fifty Thousand Dollars ($50,00.00) in any fiscal year.

Mergers or Acquisitions. Merge or consolidate, or permit any Subsidiary to merge or consolidate, with or into any other Person or acquire, or permit any Subsidiary to acquire, all or substantially all of the shares, capital stock or assets of another Person; provided that (a) any Subsidiary may merge into another Subsidiary, (b) any Subsidiary may merge into a Co-Borrower so long as such Co-Borrower is the surviving entity and (c) any Co-Borrower may merge into another Co-Borrower.  Co-Borrowers may dissolve any Subsidiary that is not a Co-Borrower so long as the assets of such Subsidiary are distributed or transferred to a Co-Borrower prior to the dissolution of such Subsidiary.

Change in Business or Ownership. Except as permitted under Section 7.6, engage, or permit any Subsidiary to engage, in any business other than the businesses currently engaged in by any Co-Borrower or such Subsidiary, as applicable, or reasonably related thereto or have a material change in any Co-Borrower’s ownership equal to or greater than fifty percent (50%) other than (a) by the sale by a Co-Borrower of such Co-Borrower’s Equity Securities in a public offering or (b) to venture capital investors so long as such Co-Borrower identifies to each Lender and Collateral Agent the venture capital investors prior to the execution of a definitive agreement relating to such change of ownership and any such venture capital investors that purchase or otherwise acquire twenty-five percent (25%) or more of the ownership of such Co-Borrower in one or a series of transactions have cleared each Lender’s “know your customer” checks.

Transactions With Affiliates; Creation of Subsidiaries. (a) Enter, or permit any Subsidiary to enter, into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to each Co-Borrower or such Subsidiary, as applicable, (i) as an arms-length transaction with Persons who are not Affiliates of any Co-Borrower, (ii) equity investments by a Co-Borrower’s existing investors, (iii) reasonable and customary compensation arrangement as approved by a Co-Borrower’s board of directors,  (iv) transactions of the type described in and permitted under Section 7 hereof and (v) transactions among Co-Borrowers, or (b) create a Subsidiary without providing at least ten (10) Business Days advance notice thereof to Lenders and, if requested by Lenders, such Subsidiary guarantees the Obligations and grants a security interest in its assets to secure such guaranty, in each case on terms reasonably satisfactory to Collateral Agent and each Lender.

Indebtedness Payments. (a) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due or permitted to be prepaid under this Agreement) or lease obligations, (b) amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (c) repay any notes to officers, directors or shareholders.

Indebtedness. Create, incur, assume or permit, or permit any Subsidiary to create, incur, or permit to exist, any Indebtedness except Permitted Indebtedness.

Investments. Make, or permit any Subsidiary to make, any Investment except for Permitted Investments.

Compliance. (a) Become, or permit any Subsidiary to become, an “investment company” or a company controlled by an “investment company” under the Investment Company Act of 1940, or undertake as one of its important activities, extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Loan for that purpose; (b) become, or permit any Subsidiary to become, subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money; or (c) (i) fail, or permit any Subsidiary to fail, to meet the minimum funding requirements of the Employment Retirement Income Security Act of 1974, and its regulations, as amended from time to time (“ERISA”), or (ii) permit, or permit any Subsidiary to permit, a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (d) fail, or permit any Subsidiary to fail, to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have Material Adverse Effect.

Maintenance of Accounts. (a) Maintain any deposit account or securities account except accounts with respect to which Collateral Agent and each Lender have obtained a perfected security interest in such accounts through one or more Account Control Agreements required under this Agreement or (b) grant or allow any other Person (other than Collateral Agent or Lenders) to perfect a security interest in, or enter into any agreements with any Persons (other than Collateral Agent or Lenders) accomplishing perfection via control as to, any of its deposit accounts or securities.

Negative Pledge Regarding Intellectual Property. Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Lien of any kind upon any Intellectual Property or Transfer any Intellectual Property, whether now owned or hereafter acquired, other than (a) non-exclusive licenses and similar arrangements for the use of Intellectual Property of Co-Borrower or its Subsidiaries in the ordinary course of business and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects of other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States or (b) any Permitted Lien.

Events of Default. Any one or more of the following events shall constitute an “Event of Default” by Co-Borrowers under this Agreement:

Failure to Pay. If any Co-Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents: (a) any Scheduled Payment on the relevant Payment Date or on the relevant Maturity Date; or (b) any other portion of the Obligations within five (5) days after receipt of written notice from any Lender that such payment is due; provided that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Collateral Agent or any Lender or a Co-Borrower’s bank if Co-Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Co-Borrower’s knowledge of such failure to pay.

Certain Covenant Defaults. If any Co-Borrower fails to perform any obligation arising under Sections 6.5, 6.8, 6.13 or 6.14 or violates any of the covenants contained in Section 7 of this Agreement.

Other Covenant Defaults. If any Co-Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement (other than as set forth in Sections 8.1, 8.2 or 8.4 through 8.14), in any of the other Loan Documents and such Co-Borrower has failed to cure such default within thirty (30) days of such Co-Borrower’s knowledge of the occurrence of such default. During this thirty (30) day period, the failure to cure the default is not an Event of Default (but no Loan will be made during the cure period).

Material Adverse Change. If there occurs a material adverse change in any Co-Borrower’s business, or the ability of Co-Borrowers’ to repay any of the Obligations owing to the Collateral Agent or any Lender when due, or a material impairment of the value or priority of Collateral Agent’s and Lenders’ security interest in the Collateral.

Investor Abandonment. If any Lender determines in its reasonable good faith judgment, that it is the clear intention of Borrower Representative’s investors not to continue to fund Borrower Representative in the amounts and within the timeframe necessary to enable each Co-Borrower to satisfy the Obligations as they become due and payable.

Seizure of Assets, Etc. (a) If any material portion of any Co-Borrower’s or any Subsidiary’s Collateral (i) is attached, seized, subjected to a writ or distress warrant, or is levied upon or (ii) comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, (b) if any Co-Borrower or any Subsidiary is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, (c) if a judgment or other claim becomes a lien or encumbrance upon any material portion of any Co-Borrower’s or any Subsidiary’s Collateral or (d) if a notice of lien, levy, or assessment is filed of record with respect to any Co-Borrower’s or any Subsidiary’s upon any material portion of the Collateral by the United States Government, or any department agency or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after any Co-Borrower receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by any Co-Borrower.

[Reserved].

Default on Indebtedness. One or more defaults shall exist under any agreement with any third party or parties which consists of the failure to pay any Indebtedness of any Co-Borrower or any Subsidiary at maturity or which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness in an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) or a default shall exist under any financing agreement with any Lender or any Lender’s Affiliates.

Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against any Co-Borrower or any Subsidiary and shall remain unsatisfied and unstayed for a period of ten (10) days or more.

Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement, certification, or report made to Collateral Agent or any Lender by any Co-Borrower or any officer, employee, agent, or director of any Co-Borrower.

Breach of Warrant. If Borrower Representative shall breach any material term of any Warrant.

Unenforceable Loan Document. If any Loan Document shall in any material respect cease to be, or any Co-Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of any Co-Borrower enforceable in accordance with its terms.

Involuntary Insolvency Proceeding. (a) If a proceeding shall have been instituted in a court having jurisdiction in the premises (i) seeking a decree or order for relief in respect of any Co-Borrower or any Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) for the appointment of a receiver, liquidator, administrator, assignee, custodian, trustee (or similar official) of any Co-Borrower or any Subsidiary or for any substantial part of its Property or (iii) for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or (b) such court shall enter a decree or order granting the relief sought in any such proceeding.

Voluntary Insolvency Proceeding. If any Co-Borrower or any Subsidiary shall (a) commence a voluntary case under any applicable bankruptcy, insolvency, winding up or other similar law now or hereafter in effect, (b) consent to the entry of an order for relief in an involuntary case under any such law, (c) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of any Co-Borrower or any Subsidiary or for any substantial part of its Property, (d) shall make a general assignment for the benefit of creditors, (e) shall fail generally to pay its debts as they become due or (f) take any corporate action in furtherance of any of the foregoing.

Lenders’ Rights and Remedies.

Rights and Remedies. Upon the occurrence of any Default or Event of Default that has not been waived by Lenders, no Lender shall have any further obligation to advance money or extend credit to or for the benefit of any Co-Borrower. In addition, upon the occurrence of an Event of Default that has not been waived by Lenders, Collateral Agent and each Lender shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Collateral Agent, on behalf of Lenders, or any Lender (acting alone) may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by each Co-Borrower:

Acceleration of Obligations. Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including (i) any accrued and unpaid interest, (ii) the amounts which would have otherwise come due under Section 2.3(b)(ii) if the Loans had been voluntarily prepaid, (iii) the unpaid principal balance of the Loans and (iv) all other sums, if any, that shall have become due and payable hereunder, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.13 or 8.14 all Obligations shall become immediately due and payable without any action by Collateral Agent or any Lender);

Protection of Collateral. Make such payments and do such acts as Collateral Agent or such Lender considers necessary or reasonable to protect Collateral Agent’s and Lenders’ security interest in the Collateral. Each Co-Borrower agrees to assemble the Collateral if Collateral Agent or any Lender so requires and to make the Collateral available to Collateral Agent or Lenders as Collateral Agent or any Lender may designate. Each Co-Borrower authorizes Collateral Agent, each Lender and their designees and agents to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien which in Collateral Agent’s or such Lender’s determination appears or is claimed to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any Co-Borrower’s owned premises, such Co-Borrower hereby grants Collateral Agent and each Lender a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Collateral Agent’s and each Lender’s rights or remedies provided herein, at law, in equity, or otherwise;

Preparation of Collateral for Sale. Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Collateral Agent, each Lender and their agents and any purchasers at or after foreclosure are hereby granted a non-exclusive, irrevocable, perpetual, fully paid, royalty-free license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, each Co-Borrower’s Intellectual Property, including labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any Property of a similar nature, now or at any time hereafter owned or acquired by any Co-Borrower or in which any Co-Borrower now or at any time hereafter has any rights; provided that such license shall only be exercisable in connection with the disposition of Collateral upon Collateral Agent’s or any Lender’s exercise of its remedies hereunder;

Sale of Collateral. Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Co-Borrower’s premises) as Collateral Agent or any Lender determines are commercially reasonable; and

Purchase of Collateral. Credit bid and purchase all or any portion of the Collateral at any public sale.

Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Co-Borrowers.

Set Off Right. Collateral Agent and each Lender may set off and apply to the Obligations any and all Indebtedness at any time owing to or for the credit or the account of any Co-Borrower or any other assets of any Co-Borrower in Collateral Agent’s or such Lender’s possession or control.

Effect of Sale. Upon the occurrence of an Event of Default that has not been waived by Lenders, to the extent permitted by law, each Co-Borrower covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take nor insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Collateral or any part thereof prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and, to the full extent legally permitted, except as to rights expressly provided herein, hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of such Co-Borrower, acquiring any interest in or title to the Collateral or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Collateral Agent or any Lender, but will suffer and permit the execution of every such power as though no such power, law or laws had been made or enacted. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of each Co-Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against each Co-Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through such Co-Borrower, its successors or assigns.

Power of Attorney in Respect of the Collateral. Each Co-Borrower does hereby irrevocably appoint Collateral Agent, on behalf of each Lender (which appointment is coupled with an interest) the true and lawful attorney in fact of such Co-Borrower, with full power of substitution and in its name to file any notices of security interests, financing statements and continuations and amendments thereof pursuant to the Code or federal law, as may be necessary to perfect or to continue the perfection of Collateral Agent’s and Lenders’ security interests in the Collateral. Each Co-Borrower does hereby irrevocably appoint Collateral Agent, on behalf of each Lender (which appointment is coupled with an interest) on the occurrence of an Event of Default that has not been waived by Lenders, the true and lawful attorney in fact of such Co-Borrower, with full power of substitution and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Collateral Agent or such Lender were such Co-Borrower itself; (b) to receive payment of and to endorse the name of such Co-Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Collateral Agent’s or any Lender’s possession or under Collateral Agent’s or any Lender’s control; (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral; (d) in Collateral Agent’s or any Lender’s discretion to file any claim or take any other action or proceedings, either in its own name or in the name of such Co-Borrower or otherwise, which Collateral Agent or such Lender may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Collateral Agent and Lenders in and to the Collateral; (e) endorse such Co-Borrower’s name on any checks or other forms of payment or security; (f) sign such Co-Borrower’s name on any invoice or bill of lading for any account or drafts against account debtors; (g) make, settle, and adjust all claims under such Co-Borrower’s insurance policies; (h) settle and adjust disputes and claims about the accounts directly with account debtors, for amounts and on terms Collateral Agent or Lenders determine reasonable; (i) transfer the Collateral into the name of Collateral Agent, any Lender or a third party as the Code permits; and (j) to otherwise act with respect thereto as though Collateral Agent or such Lender were the outright owner of the Collateral.

Lenders’ Expenses. If any Co-Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Collateral Agent or any Lender may do any or all of the following: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.8, and take any action with respect to such policies as Collateral Agent or any Lender deems prudent. Any amounts paid or deposited by Collateral Agent or any Lender shall constitute Lenders’ Expenses, shall be immediately due and payable, shall bear interest at the Default Rate and shall be secured by the Collateral. Any payments made by Collateral Agent or any Lender shall not constitute an agreement by Collateral Agent or any Lender to make similar payments in the future or a waiver by Collateral Agent or any Lender of any Event of Default under this Agreement. Co-Borrowers shall pay all reasonable fees and expenses, including Lenders’ Expenses, incurred by Collateral Agent or any Lender in the enforcement or attempt to enforce any of the Obligations hereunder not performed when due.

Remedies Cumulative; Independent Nature of Lenders’ Rights. Collateral Agent’s and each Lender’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Collateral Agent and each Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No failure on the part of Collateral Agent or any Lender to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right. The Obligations of each Co-Borrower to any Lender or Collateral Agent may be enforced by such Lender or Collateral Agent against any Co-Borrower in accordance with the terms of this Agreement and the other Loan Documents and, to the fullest extent permitted by applicable law, it shall not be necessary for Collateral Agent or any other Lender, as applicable, to be joined as an additional party in any proceeding to enforce such Obligations.

Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent or any Lender, at the time of or received by Collateral Agent or any Lender after the occurrence of an Event of Default hereunder) shall be paid to and applied as follows:

First, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Collateral Agent or any Lender, including Lenders’ Expenses;

Second, to the payment to Lenders of the amount then owing or unpaid on the Loans for any accrued and unpaid interest, the amounts which would have otherwise come due under Section 2.3(b)(ii), if the Loans had been voluntarily prepaid, the principal balance of the Loans, and all other Obligations with respect to the Loans (provided, however, if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then first, to the unpaid interest thereon ratably, second, to the amounts which would have otherwise come due under Section 2.3(b)(ii) ratably, if the Loans had been voluntarily prepaid, third, to the principal balance of the Loans ratably, and fourth, to the ratable payment of other amounts then payable to Lenders under any of the Loan Documents); and

Third, to the payment of the surplus, if any, to Co-Borrowers, their successors and assigns or to the Person lawfully entitled to receive the same.

Reinstatement of Rights. If Collateral Agent or any Lender shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Collateral Agent and Lenders shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

Waivers; Indemnification.

Demand; Protest. Each Co-Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Collateral Agent or any Lender on which any Co-Borrower may in any way be liable.

Lenders’ Liability for Collateral. So long as Collateral Agent and each Lender comply with their obligations, if any, under the Code, neither Collateral Agent nor any Lender shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral;

(b) any loss or damage thereto occurring or arising in any manner or fashion from any cause other than Collateral Agent’s or any Lender’s gross negligence or willful misconduct; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Co-Borrowers.

Indemnification and Waiver. Whether or not the transactions contemplated hereby shall be consummated:

General Indemnity. Each Co-Borrower agrees upon demand to pay or reimburse Collateral Agent and each Lender for all liabilities, obligations and out-of-pocket expenses, including Lenders’ Expenses and reasonable fees and expenses of counsel for Collateral Agent and each Lender from time to time arising in connection with the enforcement or collection of sums due under the Loan Documents, and in connection with any amendment or modification of the Loan Documents or any “work-out” in connection with the Loan Documents. Each Co-Borrower shall indemnify, reimburse and hold Collateral Agent, each Lender, and each of their respective successors, assigns, agents, attorneys, officers, directors, equity holders, servants, agents and employees (each an “Indemnified Person”) harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such Indemnified Person in connection therewith (including reasonable attorneys’ fees and expenses), fines, penalties (and other charges of any applicable Governmental Authority), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to any Co-Borrower’s property), or bodily injury to or death of any person (including any agent or employee of any Co-Borrower) (each, a “Claim”), directly or indirectly relating to or arising out of the use of the proceeds of the Loans or otherwise, the falsity of any representation or warranty of any Co-Borrower or any Co-Borrower’s failure to comply with the terms of this Agreement or any other Loan Document. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment or product included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the premises owned, occupied or leased by any Co-Borrower, including any Claims asserted or arising under any Environmental Law, (iv) any Claim for negligence or strict or absolute liability in tort or (v) any Claim asserted as to or arising under any Account Control Agreement or any Landlord Agreement; provided, however, no Co-Borrower shall indemnify any Indemnified Person for any liability incurred by such Indemnified Person as a direct and sole result of such Indemnified Person’s bad faith, gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement (other than inchoate indemnification obligations and any other obligations which pursuant to the express terms of any Loan Document specifically survive repayment of the Obligations for which no claim has been made). Upon Collateral Agent’s or any Lender’s written demand, Co-Borrowers shall assume and diligently conduct, at its sole cost and expense, the entire defense of Collateral Agent and Lenders, each of their members, partners, and each of their respective, agents, employees, directors, officers, equity holders, successors and assigns against any indemnified Claim described in this Section 10.3(a). No Co-Borrower shall settle or compromise any Claim against or involving Collateral Agent or any Lender without first obtaining Collateral Agent’s or such Lender’s written consent thereto, which consent shall not be unreasonably withheld. This paragraph (a) shall not apply with respect to taxes, other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.

Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, EACH CO-BORROWER AGREES THAT IT SHALL NOT SEEK FROM COLLATERAL AGENT OR ANY LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

Survival; Defense. The obligations in this Section 10.3 shall survive payment of all other Obligations pursuant to Section 12.8. At the election of any Indemnified Person, Co-Borrowers shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person’s reasonable discretion, at the reasonable and documented cost and expense of Co-Borrowers. All amounts owing under this Section 10.3 shall be paid within thirty (30) days after written demand.

Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, by prepaid nationally recognized overnight courier, or by prepaid facsimile to Borrower Representative, to Collateral Agent or to Lenders, as the case may be, at their respective addresses set forth below:

If to Borrower Representative:	Stealth BioTherapeutics Corp 140 Kendrick Street Buildings C-West Needham, MA 02494Attention: Henry Hess Email: henry.hess@stealthbt.com Ph: (617) 600-6888
With a copy to:	Wilmer Cutler Pickering Hale and Dorr LLP 1225 Seventeenth St., Suite 2600 Denver, CO 80202 Attn: Chalyse Robinson, Email: chalyse.robinson@wilmerhale.com
If to Horizon or Collateral Agent:	Horizon Technology Finance Corporation 312 Farmington Avenue Farmington, CT 06032 Attention: Legal Department Fax: (860) 676-8655 Ph: (860) 676-8654

If to Powerscourt:

Powerscourt Investments XXV, LP

c/o Waterfall Asset Management, LLC

1251 Avenue of the Americas, 50th Floor

New York, NY 10020

Attention: General Counsel

Ph: (212) 257-4600

E-mail: notices@waterfallam.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

General Provisions.

Successors and Assigns; Register.

Successors and Assigns. This Agreement and the Loan Documents shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, neither this Agreement nor any rights hereunder may be assigned by any Co-Borrower without each Lender’s prior written consent, which consent may be granted or withheld in each Lender’s sole discretion. Notwithstanding anything to the contrary in this Agreement, each Lender shall have the right without the consent of or notice to any Co-Borrower to sell, transfer, assign, negotiate, or grant participations in all or any part of, or any interest in such Lender’s rights and benefits hereunder. Collateral Agent and each Lender may disclose the Loan Documents and any other financial or other information relating to any Co-Borrower to any potential participant or assignee of any of the Loans; provided that such participant or assignee agrees to protect the confidentiality of such documents and information pursuant to the terms of Section 14 hereof, using the same measures that it uses to protect its own confidential information.

Register. Co-Borrowers shall maintain a register for the recordation of the names and addresses of Lenders, and the commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  Subject to Section 12.1(a), the entries in the Register shall be conclusive absent manifest error, and Co-Borrowers, Collateral Agent and Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by any Co-Borrower, Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

Entire Agreement; Construction; Amendments and Waivers.

Entire Agreement. This Agreement and each of the other Loan Documents, taken together, constitute and contain the entire agreement among Co-Borrowers, Collateral Agent and Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Each Co-Borrower acknowledges that it is not relying on any representation or agreement made by Collateral Agent, any Lender or any employee, attorney or agent thereof, other than the specific agreements set forth in this Agreement and the Loan Documents.

Construction. This Agreement is the result of negotiations between and has been reviewed by each Co-Borrower, Collateral Agent and each Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against any Co-Borrower, Collateral Agent or any Lender. Co-Borrowers, Collateral Agent and Lenders agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish any Co-Borrower’s, Collateral Agent’s or any Lender’s actual intentions.

Amendments and Waivers. Any and all discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of each Lender; provided that no such discharge, waiver or consent affecting the rights or duties of the Collateral Agent under this Agreement or any other Loan Document shall be effective without the written consent of the Collateral Agent. Any and all amendments and modifications of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of each Lender and each Co-Borrower; provided that no such amendment or modification affecting the rights or duties of the Collateral Agent under this Agreement or any other Loan Document shall be effective without the written consent of the Collateral Agent. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Co-Borrower in any case shall entitle any Co-Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent affected in accordance with this Section 12.4 shall be binding upon Collateral Agent, Lenders and on each Co-Borrower.

Reliance by Lenders. All covenants, agreements, representations and warranties made herein by any Co-Borrower shall be deemed to be material to and to have been relied upon by Collateral Agent and Lenders, notwithstanding any investigation by Collateral Agent or any Lender.

No Set-Offs by Any Co-Borrower. All sums payable by any Co-Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts (including signatures delivered by facsimile or other electronic means), each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations or commitment to fund remain outstanding. The obligations of each Co-Borrower to indemnify Collateral Agent and Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Collateral Agent or any Lender have run.

Relationship of Parties. Each Co-Borrower and Lenders acknowledge, understand and agree that the relationship between each Co-Borrower, on the one hand, and Lenders, on the other, is, and at all times shall remain solely that of a borrower and lender. No Lender shall, under any circumstances, be construed to be a partner or a joint venturer of any Co-Borrower or any of its Affiliates; nor shall any Lender, under any circumstances, be deemed to be in a relationship of confidence or trust or a fiduciary relationship with any Co-Borrower or any of its Affiliates, or to owe any fiduciary duty or any other duty to any Co-Borrower or any of its Affiliates. Neither Collateral Agent nor any Lender undertakes or assumes any responsibility or duty to any Co-Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any Co-Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Collateral Agent or any Lender or the operations of any Co-Borrower or any of its Affiliates. Each Co-Borrower and its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Collateral Agent or any Lender in connection with such matters is solely for the protection of Collateral Agent and Lenders and no Co-Borrower nor any Affiliate is entitled to rely thereon.

Confidentiality. All information (other than periodic reports filed by any Co-Borrower with the Securities and Exchange Commission) disclosed by any Co-Borrower to Collateral Agent or any Lender in writing or through inspection pursuant to this Agreement that is marked confidential shall be considered confidential. Collateral Agent and each Lender agrees to use the same degree of care to safeguard and prevent disclosure of such confidential information as Collateral Agent and such Lender uses with its own confidential information, but in any event no less than a reasonable degree of care. Neither Collateral Agent nor any Lender shall disclose such information to any third party (other than (a) to another party hereto, (b) to Collateral Agent’s or any Lender’s members, partners, attorneys, governmental regulators (including any self-regulatory authority) or auditors, (c) to Collateral Agent’s or any Lender’s subsidiaries and affiliates, (d) on a confidential basis, to any rating agency, (e) to prospective transferees and purchasers of the Loans or any actual or prospective party (or its Affiliates) to any swap, derivative or other transaction under which payments are to be made by reference to the Obligations, any Co-Borrower, any Loan Document or any payment thereunder, all subject to the same confidentiality obligation set forth herein or (f) as required by law, regulation, subpoena or other order to be disclosed) and shall use such information only for purposes of evaluation of its investment in a Co-Borrower and the exercise of Collateral Agent’s or any Lender’s rights and the enforcement of its remedies under this Agreement and the other Loan Documents. The obligations of confidentiality shall not apply to any information that (i) was known to the public prior to disclosure by any Co-Borrower under this Agreement, (ii) becomes known to the public through no fault of Collateral Agent or any Lender, (iii) is disclosed to Collateral Agent or any Lender on a non-confidential basis by a third party or (iv) is independently developed by Collateral Agent or any Lender. Notwithstanding the foregoing, Collateral Agent’s and Lenders’ agreement of confidentiality shall not apply if Collateral Agent or any Lender has acquired indefeasible title to any Collateral or in connection with any enforcement or exercise of Collateral Agent’s or any Lender’s rights and remedies under this Agreement following an Event of Default, including the enforcement of Collateral Agent’s and Lenders’ security interest in the Collateral.

CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT. EACH CO-BORROWER, COLLATERAL AGENT AND EACH LENDER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CONNECTICUT. EACH CO-BORROWER, COLLATERAL AGENT AND EACH LENDER HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

Cross-Guaranty of Co-Borrowers.

Cross-Guaranty. Each Co-Borrower hereby agrees that such Co-Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Lenders and their successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Lenders by each other Co-Borrower. Each Co-Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 16 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 16 shall be absolute and unconditional, irrespective of, and unaffected by:

the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Co-Borrower is or may become a party;

the absence of any action to enforce this Agreement (including this Section 16) or any other Loan Document, or the waiver or consent by Lenders with respect to any of the provisions hereof or thereof;

the existence, value or condition of, or failure to perfect their Lien against, any security for the Obligations or any action, or the absence of any action, by Lenders in respect thereof (including the release of any such security);

the insolvency of any Co-Borrower or any other Person; or

any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Co-Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

Waivers by Co-Borrowers. Each Co-Borrower expressly waives all rights it may have now or in the future under any statute, at common law, at law, in equity or otherwise, to compel Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Co-Borrower, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Co-Borrower. Each Co-Borrower and Lenders agree that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 16 and such waivers, Lenders would decline to enter into this Agreement.

Benefit of Guaranty. Each Co-Borrower agrees that the provisions of this Section 16 are for the benefit of Lenders and their successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Co-Borrower and Lenders, the obligations of such other Co-Borrower under the Loan Documents.

Waiver of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 16.7, each Co-Borrower hereby expressly and irrevocably waives any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Co-Borrower acknowledges and agrees that this waiver is intended to benefit Lenders and shall not limit or otherwise affect such Co-Borrower’s liability hereunder or the enforceability of this Section 16, and that Lenders and their successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 16.

Election of Remedies. If any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving such Lender a Lien upon any Collateral, whether owned by any Co-Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, such Lender may, at their sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 16. If, in the exercise of any of its rights and remedies, such Lender shall forfeit any of its rights or remedies (including, without limitation, its right to enter a deficiency judgment against any Co-Borrower or any other Person), whether because of any applicable laws pertaining to “election of remedies” or the like, each Co-Borrower hereby consents to such action by such Lender and waives any claim based upon such action, even if such action by such Lender shall result in a full or partial loss of any rights of subrogation that each Co-Borrower might otherwise have had but for such action by such Lender. Any election of remedies that results in the denial or impairment of the right of any Lender to seek a deficiency judgment against any Co-Borrower shall not impair any other Co-Borrower’s obligation to pay the full amount of the Obligations. In the event any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether a Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 16, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which a Lender might otherwise be entitled but for such bidding at any such sale.

Limitation. Notwithstanding any provision herein contained to the contrary, each Co-Borrower’s liability under this Section 16 (which liability is in any event in addition to amounts for which such Co-Borrower is primarily liable under this Agreement) shall be limited to an amount not to exceed as of any date of determination the lesser of:

the net amount of all Loans advanced to any other Co-Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Co-Borrower; and

the amount that could be claimed by any Lender from such Co-Borrower under this Section 16 without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Co-Borrower’s right of contribution and indemnification from each other Co-Borrower under Section 16.7.

Contribution with Respect to Guaranty Obligations.

To the extent that any Co-Borrower shall make a payment under this Section 16 of all or any of the Obligations (other than Loans made to such Co-Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Co-Borrower, exceeds the amount that such Co-Borrower would otherwise have paid if each Co-Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Co-Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Co-Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations (other than inchoate indemnification obligations and any other obligations which pursuant to the express terms of any Loan Document specifically survive repayment of the Obligations for which no claim has been made) and termination of the commitments to lend hereunder, such Co-Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Co-Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

As of any date of determination, the “Allocable Amount” of any Co-Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Co-Borrower under this Section 16 without rendering such claim voidable or avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

This Section 16.7 is intended only to define the relative rights of Co-Borrowers and nothing set forth in this Section 16.7 is intended to or shall impair the obligations of Co-Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement. Nothing contained in this Section 16.7 shall limit the liability of any Co-Borrower to pay the Loans made directly or indirectly to such Co-Borrower and accrued interest, fees and expenses with respect thereto for which such Co-Borrower shall be primarily liable.

The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Co-Borrowers to which such contribution and indemnification is owing.

The rights of the indemnifying Co-Borrowers against other Co-Borrowers under this Section 16 shall be exercisable upon the full and indefeasible payment of the Obligations (other than inchoate indemnification obligations and any other obligations which pursuant to the express terms of any Loan Document specifically survive repayment of the Obligations for which no claim has been made) and the termination of the commitments to lend hereunder.

Liability Cumulative. The liability of Co-Borrowers under this Section 16 is in addition to and shall be cumulative with all liabilities of each Co-Borrower to Lenders under this Agreement and the other Loan Documents to which such Co-Borrower is a party or in respect of any Obligations or obligation of the other Co-Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BORROWER REPRESENTATIVE AND CO-BORROWER:

EXECUTED as a DEED by STEALTH BIOTHERAPEUTICS CORP

By: /s/ Reenie McCarthy

Name: Reenie McCarthy

Title: Director

CO-BORROWER:

STEALTH BIOTHERAPEUTICS INC.

By: /s/ Reenie McCarthy

Name: Reenie McCarthy

Title: CEO

[SIGNATURE PAGE TO VENTURE LOAN AND SECURITY AGREEMENT – STEALTH BIOTHERAPEUTICS]

LENDER AND COLLATERAL AGENT:

HORIZON TECHNOLOGY FINANCE CORPORATION

By: /s/Daniel S. Devorsetz

Name: Daniel S. Devorsetz

Title:   Executive Vice President, Chief Operating Officer and Chief Investment Officer

LENDER:

POWERSCOURT INVESTMENTS XXV, LP

By: Powerscourt Investments GP, LLC, its general

       partner

By: Maples Fiduciary Services (Delaware) Inc., its

       managing member

By: /s/ Scott Huff

Name: Scott Huff

Title:   Authorized Signatory

[SIGNATURE PAGE TO VENTURE LOAN AND SECURITY AGREEMENT – STEALTH BIOTHERAPEUTICS]

LIST OF EXHIBITS AND SCHEDULES

Exhibit ADisclosure Schedule

Exhibit BFunding Certificate

Exhibit CForm of Note

Exhibit DForms of Legal Opinion

Exhibit EForm of Officer’s Certificate

EXHIBIT C

SECURED PROMISSORY NOTE

[(Loan A/B/C/D/E)]

$____________________Dated: [_______, 20__]

FOR VALUE RECEIVED, the undersigned, STEALTH BIOTHERAPEUTICS CORP, an exempted company incorporated with limited liability under the laws of the Cayman Islands with registration number WK-165223 (“Borrower Representative”), STEALTH BIOTHERAPEUTICS INC., a Delaware corporation (collectively with Borrower Representative, “Co-Borrowers”), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to [HORIZON TECHNOLOGY FINANCE CORPORATION, a Delaware corporation / POWERSCOURT INVESTMENTS XXV, LP, a Delaware limited partnership] (“Lender”) the principal amount of ____________ Dollars ($__________) or such lesser amount as shall equal the outstanding principal balance of Loan [A/B/C/D/E] (the “Loan”) made to Co-Borrowers by Lender pursuant to the Loan Agreement (as defined below), and to pay all other amounts due with respect to the Loan on the dates and in the amounts set forth in the Loan Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Loan Agreement.

Interest on the principal amount of this Secured Promissory Note (Loan [A/B/C/D/E]) (THIS “Note”) from the date of this Note shall accrue at the Loan Rate or, if applicable, the Default Rate, each as established in accordance with the Loan Agreement (as defined below). Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. If the Funding Date is not the first day of the month, interim interest accruing from the Funding Date through the last day of that month shall be paid on the first calendar day of the next calendar month. Commencing [_], 202[_], through and including [_], 202[_], on the first day of each month (each an “Initial Interest Payment Date”) Co-Borrowers shall make payments of accrued interest only on the outstanding principal amount of the Loan. Commencing on [_], 202[_], and continuing on the first day of each month thereafter (each an “Initial Principal and Interest Payment Date”), Co-Borrowers shall make to Lender thirty (30) equal payments of principal in the amount of [______________] Dollars ($[__________]) plus accrued interest on the then outstanding principal amount due hereunder.

Notwithstanding the foregoing, if (a) Co-Borrowers satisfy the Interest Only Extension Milestone (as defined in the Loan Agreement), and (b) no Default or Event of Default exists under the Loan Agreement, then (i) commencing [_], 202[_], through and including [_], 202[_], on the first day of each month (each an “Extended Interest Payment Date”), Co-Borrowers shall make payments of accrued interest only on the outstanding principal amount of the Loan, (ii) commencing on [_], 202[_], and continuing on the first day of each month thereafter (each an “Extended Principal and Interest Payment Date” and, collectively with each Initial Interest Payment Date, each Initial Principal and Interest Payment Date, and each Extended Interest Payment Date, as applicable, each a “Payment Date”), Co-Borrowers shall make to Lender twenty-four (24) equal payments of principal in the amount of [______________] Dollars ($[__________]) plus accrued interest on the then outstanding principal amount due hereunder.

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On the earliest to occur of (i) [_], 202[_], (ii) payment in full of the principal balance of the Loan or (iii) an Event of Default and demand by Lender of payment in full of the Loan, Co-Borrowers shall make a payment of [[_] and 00/100 Dollars ($[_])] to Lender (the “Final Payment”).] If not sooner paid, all outstanding amounts hereunder and under the Loan Agreement shall become due and payable on [_], 202[_].

Principal, interest and all other amounts due with respect to the Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement. The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

This Note is referred to in, and is entitled to the benefits of, the Venture Loan and Security Agreement, dated as of September [__], 2021 (the “Loan Agreement”), among Co-Borrowers, Horizon Technology Finance Corporation, as lender and Collateral Agent, and Powerscourt Investments, XXV, LP, as lender. The Loan Agreement, among other things, (a) provides for the making of a secured Loan to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid, except as set forth in Section 2.3 of the Loan Agreement.

This Note and the obligation of each Co-Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

This Note is guaranteed pursuant to Section 16 of the Loan Agreement and reference is hereby made to such guarantee.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Co-Borrowers shall pay all fees and expenses, including attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any Co-Borrower’s obligations hereunder not performed when due.

Any reference herein to Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

[Remainder of page intentionally blank. Signature page follows.]

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This Note shall be governed by and construed under the laws of the State of Connecticut. Each Co-Borrower agrees that any action or proceeding brought to enforce or arising out of this Note may be commenced in the state or federal courts located within the State of Connecticut.

IN WITNESS WHEREOF, each Co-Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER REPRESENTATIVE AND CO-BORROWER:

EXECUTED as a DEED by STEALTH BIOTHERAPEUTICS CORP

By:

Name:

Title:

CO-BORROWER:

STEALTH BIOTHERAPEUTICS INC.

By:

Name:

Title:

Exhibit 10.2

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

STEALTH BIOTHERAPEUTICS CORP

WARRANT TO PURCHASE 2,727,273 ORDINARY SHARES

(Loan A)

THIS CERTIFIES THAT, for value received, HORIZON TECHNOLOGY FINANCE CORPORATION and its assignees are entitled to subscribe for and purchase 2,727,273 fully paid and nonassessable ordinary shares of a nominal or par value of US$0.0003 per share (as adjusted pursuant to Section 4 hereof, the “Shares”) of STEALTH BIOTHERAPEUTICS CORP, a Cayman Islands exempted company incorporated with limited liability with company number 165223 (the “Company”), at the price of $0.11 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.  As used herein, (a) the term “Date of Grant” shall mean September 30, 2021, and (b) the term “Other Warrants” shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of or in lieu of this Warrant.  The term “Warrant” as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.

Term.  The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through ten (10) years after the Date of Grant (the “Term”).

Method of Exercise; Payment; Issuance of New Warrant.  Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the registered office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a “Wire Transfer”) of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; or (b) exercise of the “net issuance” right provided for in Section 10.2 hereof.  The person or persons in whose name(s) the Shares issued upon exercise of this Warrant are registered in the Company’s register of members shall be the registered, legal holder(s) of record of such Shares.

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In the event of any exercise of the rights represented by this Warrant, an updated register of members of the Company, reflecting the relevant member as holder of the shares so purchased, shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty (30) day period; provided, however, at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the holder of this Warrant, the Company shall cause its transfer agent to deliver the book entry representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant) within the time period required to settle any trade made by the holder after exercise of this Warrant.

Reservation of Shares.  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of ordinary shares to provide for the exercise of the rights represented by this Warrant.

Adjustment of Warrant Price and Number of Shares.  The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

Reclassification or Merger.  In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the ordinary shares theretofore issuable upon exercise of this Warrant, (i) the kind and amount of shares, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of ordinary shares then purchasable under this Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the holder of this Warrant, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the ordinary shares purchasable upon exercise of this Warrant at the time of the transaction.  Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.  The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and sales.

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Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding ordinary shares, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

Dividends and Other Distributions.  If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend or distribution with respect to its ordinary shares to be satisfied by the issuance of additional ordinary shares, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of ordinary shares outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number ordinary shares outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to ordinary shares (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Shares as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

Adjustment of Number of Shares.  Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

Notice of Adjustments.  Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

Fractional Shares.  No fractional ordinary shares will be issued in connection with any exercise hereunder, but in lieu of such fractional ordinary shares the Company shall make a cash payment therefor based on the fair market value of the ordinary shares on the date of exercise as reasonably determined in good faith by the Company’s board of directors (“Board of Directors”).

Compliance with Securities Act; Disposition of Warrant or Ordinary Shares.

Compliance with Securities Act.  The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for

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investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”) or any applicable state securities laws.  Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company.  This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.”

Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.  In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

The holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant.  The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Act.

The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder’s investment intent as expressed herein.

The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available.  The holder is aware of the provisions of Rule 144, promulgated under the Act.

The holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

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Disposition of Warrant or Shares.  With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law.  Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made.  Notwithstanding the foregoing, this Warrant or such Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied.  Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

Applicability of Restrictions.  Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the ordinary shares issuable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or to a limited liability company of which the holder is a member, (iii) to any affiliate of the holder if the holder is a corporation, (iv) notwithstanding the foregoing, to any corporation, company, limited liability company, limited partnership, partnership, or other person managed or sponsored by Horizon Technology Finance Corporation (“HRZN”) or in which HRZN has an interest, in each case so long as any such entity is controlled or under common control of HRZN, (v) or to a lender to the holder or any of the foregoing; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

Rights as Shareholders; Information.  No holder of this Warrant, as such, shall be entitled to vote or receive dividends or distributions or be deemed the holder of ordinary shares which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein

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be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or distributions or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become registered in such holder’s name, as provided herein.  Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant (a) such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders, and (b) each amendment to, or amended and restated, Charter filed by the Company with the Cayman Islands Registrar of the Companies or any other similar regulatory body.  Any information, document or report required to be transmitted pursuant to (a) and (b) above shall be deemed to have been transmitted to the holder upon filing of such information, document or report by the Company on the Securities and Exchange Commission’s EDGAR system (including as an exhibit to a report furnished or submitted to the Securities and Exchange Commission’s EDGAR system).

[Reserved].

Additional Rights.

10.1Acquisition Transactions.  The Company shall provide the holder of this Warrant with at least twenty (20) days’ written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

10.2Right to Convert Warrant into Ordinary Shares: Net Issuance.

Right to Convert.  In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into ordinary shares as provided in this Section 10.2 at any time or from time to time during the term of this Warrant.  Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall register in the Company’s register of members the name of the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of ordinary shares of fully paid and nonassessable ordinary shares as is determined according to the following formula:

X =   B - A

Y

Where: X =	the number of ordinary shares that shall be issued to holder

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Y =	the fair market value of one ordinary share
A =

the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)

B =	the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

No fractional ordinary shares shall be issuable upon exercise of the Conversion Right, and, if the number of ordinary shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined).  For purposes of Section 10 of this Warrant, ordinary shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

Method of Exercise.  The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1 hereto) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of ordinary shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right.  Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”).  An updated register of members of the Company reflecting the relevant member as holder of the ordinary shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the ordinary shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

Determination of Fair Market Value.  For purposes of this Section 10.2, “fair market value” of an ordinary share as of a particular date (the “Determination Date”) shall mean:

If traded on a securities exchange, the fair market value of the ordinary shares shall be deemed to be the average of the closing prices of the ordinary shares on such exchange over the five (5) trading days immediately prior to the Determination Date;

(ii)If traded on the NASDAQ Stock Market or other over-the-counter system, the fair market value of the ordinary shares shall be deemed to be the average of the closing prices of the ordinary shares over the five (5) trading days immediately prior to the Determination Date; and

(iii) If there is no public market for the ordinary shares, then fair market value shall be determined by mutual agreement of the holder of this Warrant and the Company.

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If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

10.3Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one ordinary share is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 10.2 above (even if not surrendered) immediately before its expiration.  For purposes of such automatic exercise, the fair market value of one ordinary share upon such expiration shall be determined pursuant to Section 10.2(c).  To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.3, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

Representations and Warranties.  The Company represents and warrants to the holder of this Warrant as follows:

This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof and registered in the name of the holder(s) in the Company’s register of members, will be validly issued, fully paid and nonassessable and free from preemptive rights.

A true and correct copy of the Company’s Fifth Amended and Restated Memorandum and Articles of Association, adopted by special resolution dated 25 January 2019, as amended through the Date of Grant, has been provided to the holder (the “Charter”).  The rights, preferences, privileges and restrictions granted to or imposed upon the classes and series of the Company’s share capital and the holders thereof are as set forth in the Charter.

The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Charter, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

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There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

The number of ordinary shares of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants), does not exceed 1,600,000,000 ordinary shares.

Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

Notices.  Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

Binding Effect on Successors.  This Warrant shall be binding upon any corporation succeeding the Company by merger or consolidation and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. To the extent that the Company enters into a sale of all or substantially all of the Company’s assets, the Company shall procure that the purchaser of such assets enter into a novation of this Warrant or such other documents as the holder hereof shall require to give  the effect of this Warrant over such assets sold.

Lost Warrants or Share Certificates.  The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

Descriptive Headings.  The descriptive headings of the various sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

Governing Law.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Cayman Islands.

Survival of Representations, Warranties and Agreements.  All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights

9

hereunder.  All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

Remedies.  In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

No Impairment of Rights.  The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

Severability.  The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

Recovery of Litigation Costs.  If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

Entire Agreement; Modification.  This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

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The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

EXECUTED as a DEED by STEALTH

BIOTHERAPEUTICS CORP

By: /s/ Reenie McCarthy

Name: Reenie McCarthy

Title: Director

Address:140 Kendrick Street

           Buildings C-West

     Needham, MA 02494

[Signature page to Warrant (Loan A)]

EXHIBIT A-1

NOTICE OF EXERCISE

To:STEALTH BIOTHERAPEUTICS CORP (the “Company”)

1.The undersigned hereby:

☐	elects to purchase________ ordinary shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or
☐	elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to________ordinary shares.

2.Please update the register of members to reflect the issue of ________ ordinary shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3.The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)

(Date)

Exhibit 10.3

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

STEALTH BIOTHERAPEUTICS CORP

WARRANT TO PURCHASE 1,363,636 ORDINARY SHARES

(Loan B)

THIS CERTIFIES THAT, for value received, HORIZON TECHNOLOGY FINANCE CORPORATION and its assignees are entitled to subscribe for and purchase 1,363,636 fully paid and nonassessable ordinary shares of a nominal or par value of US$0.0003 per share (as adjusted pursuant to Section 4 hereof, the “Shares”) of STEALTH BIOTHERAPEUTICS CORP, a Cayman Islands exempted company incorporated with limited liability with company number 165223 (the “Company”), at the price of $0.11 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.  As used herein, (a) the term “Date of Grant” shall mean September 30, 2021, and (b) the term “Other Warrants” shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of or in lieu of this Warrant.  The term “Warrant” as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.

Term.  The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through ten (10) years after the Date of Grant (the “Term”).

Method of Exercise; Payment; Issuance of New Warrant.  Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the registered office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a “Wire Transfer”) of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; or (b) exercise of the “net issuance” right provided for in Section 10.2 hereof.  The person or persons in whose name(s) the Shares issued upon exercise of this Warrant are registered in the Company’s register of members shall be the registered, legal holder(s) of record of such Shares.  In the event of any exercise of the rights represented by this Warrant, an updated register of members of the Company, reflecting the relevant member as holder of the shares so purchased, shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty (30) day period; provided, however, at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the holder of this Warrant, the Company shall cause its transfer agent to deliver the book entry representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant) within the time period required to settle any trade made by the holder after exercise of this Warrant.

Reservation of Shares.  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of ordinary shares to provide for the exercise of the rights represented by this Warrant.

Adjustment of Warrant Price and Number of Shares.  The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

Reclassification or Merger.  In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the ordinary shares theretofore issuable upon exercise of this Warrant, (i) the kind and amount of shares, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of ordinary shares then purchasable under this Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the holder of this Warrant, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the ordinary shares purchasable upon exercise of this Warrant at the time of the transaction.  Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.  The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and sales.

Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding ordinary shares, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

Dividends and Other Distributions.  If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend or distribution with respect to its ordinary shares to be satisfied by the issuance of additional ordinary shares, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of ordinary shares outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number ordinary shares outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to ordinary shares (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Shares as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

Adjustment of Number of Shares.  Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

Notice of Adjustments.  Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

Fractional Shares.  No fractional ordinary shares will be issued in connection with any exercise hereunder, but in lieu of such fractional ordinary shares the Company shall make a cash payment therefor based on the fair market value of the ordinary shares on the date of exercise as reasonably determined in good faith by the Company’s board of directors (“Board of Directors”).

Compliance with Securities Act; Disposition of Warrant or Ordinary Shares.

Compliance with Securities Act.  The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”) or any applicable state securities laws.  Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company.  This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.”

Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.  In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

The holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant.  The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Act.

The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder’s investment intent as expressed herein.

The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available.  The holder is aware of the provisions of Rule 144, promulgated under the Act.

The holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

Disposition of Warrant or Shares.  With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law.  Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made.  Notwithstanding the foregoing, this Warrant or such Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied.  Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

Applicability of Restrictions.  Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the ordinary shares issuable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or to a limited liability company of which the holder is a member, (iii) to any affiliate of the holder if the holder is a corporation, (iv) notwithstanding the foregoing, to any corporation, company, limited liability company, limited partnership, partnership, or other person managed or sponsored by Horizon Technology Finance Corporation (“HRZN”) or in which HRZN has an interest, in each case so long as any such entity is controlled or under common control of HRZN, (v) or to a lender to the holder or any of the foregoing; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

Rights as Shareholders; Information.  No holder of this Warrant, as such, shall be entitled to vote or receive dividends or distributions or be deemed the holder of ordinary shares which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or distributions or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become registered in such holder’s name, as provided herein.  Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant (a) such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders, and (b) each amendment to, or amended and restated, Charter filed by the Company with the Cayman Islands Registrar of the Companies or any other similar regulatory body.  Any information, document or report required to be transmitted pursuant to (a) and (b) above shall be deemed to have been transmitted to the holder upon filing of such information, document or report by the Company on the Securities and Exchange Commission’s EDGAR system (including as an exhibit to a report furnished or submitted to the Securities and Exchange Commission’s EDGAR system).

[Reserved].

Additional Rights.

10.1Acquisition Transactions.  The Company shall provide the holder of this Warrant with at least twenty (20) days’ written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

10.2Right to Convert Warrant into Ordinary Shares: Net Issuance.

Right to Convert.  In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into ordinary shares as provided in this Section 10.2 at any time or from time to time during the term of this Warrant.  Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall register in the Company’s register of members the name of the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of ordinary shares of fully paid and nonassessable ordinary shares as is determined according to the following formula:

X =   B - A

Y

Where: X =	the number of ordinary shares that shall be issued to holder

Y =	the fair market value of one ordinary share
A =

the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)

B =	the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

No fractional ordinary shares shall be issuable upon exercise of the Conversion Right, and, if the number of ordinary shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined).  For purposes of Section 10 of this Warrant, ordinary shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

Method of Exercise.  The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1 hereto) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of ordinary shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right.  Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”).  An updated register of members of the Company reflecting the relevant member as holder of the ordinary shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the ordinary shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

Determination of Fair Market Value.  For purposes of this Section 10.2, “fair market value” of an ordinary share as of a particular date (the “Determination Date”) shall mean:

If traded on a securities exchange, the fair market value of the ordinary shares shall be deemed to be the average of the closing prices of the ordinary shares on such exchange over the five (5) trading days immediately prior to the Determination Date;

(ii)If traded on the NASDAQ Stock Market or other over-the-counter system, the fair market value of the ordinary shares shall be deemed to be the average of the closing prices of the ordinary shares over the five (5) trading days immediately prior to the Determination Date; and

(iii) If there is no public market for the ordinary shares, then fair market value shall be determined by mutual agreement of the holder of this Warrant and the Company.

If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

10.3Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one ordinary share is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 10.2 above (even if not surrendered) immediately before its expiration.  For purposes of such automatic exercise, the fair market value of one ordinary share upon such expiration shall be determined pursuant to Section 10.2(c).  To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.3, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

Representations and Warranties.  The Company represents and warrants to the holder of this Warrant as follows:

This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof and registered in the name of the holder(s) in the Company’s register of members, will be validly issued, fully paid and nonassessable and free from preemptive rights.

A true and correct copy of the Company’s Fifth Amended and Restated Memorandum and Articles of Association, adopted by special resolution dated 25 January 2019, as amended through the Date of Grant, has been provided to the holder (the “Charter”).  The rights, preferences, privileges and restrictions granted to or imposed upon the classes and series of the Company’s share capital and the holders thereof are as set forth in the Charter.

The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Charter, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

The number of ordinary shares of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants), does not exceed 1,600,000,000 ordinary shares.

Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

Notices.  Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

Binding Effect on Successors.  This Warrant shall be binding upon any corporation succeeding the Company by merger or consolidation and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. To the extent that the Company enters into a sale of all or substantially all of the Company’s assets, the Company shall procure that the purchaser of such assets enter into a novation of this Warrant or such other documents as the holder hereof shall require to give  the effect of this Warrant over such assets sold.

Lost Warrants or Share Certificates.  The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

Descriptive Headings.  The descriptive headings of the various sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

Governing Law.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Cayman Islands.

Survival of Representations, Warranties and Agreements.  All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder.  All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

Remedies.  In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

No Impairment of Rights.  The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

Severability.  The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

Recovery of Litigation Costs.  If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

Entire Agreement; Modification.  This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

EXECUTED as a DEED by STEALTH

BIOTHERAPEUTICS CORP

By: /s/ Reenie McCarthy

Name: Reenie McCarthy

Title: Director

Address:140 Kendrick Street

           Buildings C-West

     Needham, MA 02494

[Signature page to Warrant (Loan B)]

EXHIBIT A-1

NOTICE OF EXERCISE

To:STEALTH BIOTHERAPEUTICS CORP (the “Company”)

1.The undersigned hereby:

☐	elects to purchase________ ordinary shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or
☐	elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to________ordinary shares.

2.Please update the register of members to reflect the issue of ________ ordinary shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3.The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)

(Date)

Exhibit 10.4

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

STEALTH BIOTHERAPEUTICS CORP

WARRANT TO PURCHASE 4,090,909 ORDINARY SHARES

(Loan C)

THIS CERTIFIES THAT, for value received, POWERSCOURT INVESTMENTS XXV, LP and its assignees are entitled to subscribe for and purchase 4,090,909 fully paid and nonassessable ordinary shares of a nominal or par value of US$0.0003 per share (as adjusted pursuant to Section 4 hereof, the “Shares”) of STEALTH BIOTHERAPEUTICS CORP, a Cayman Islands exempted company incorporated with limited liability with company number 165223 (the “Company”), at the price of $0.11 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.  As used herein, (a) the term “Date of Grant” shall mean September 30, 2021, and (b) the term “Other Warrants” shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of or in lieu of this Warrant.  The term “Warrant” as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.

Term.  The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through ten (10) years after the Date of Grant (the “Term”).

Method of Exercise; Payment; Issuance of New Warrant.  Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the registered office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a “Wire Transfer”) of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; or (b) exercise of the “net issuance” right provided for in Section 10.2 hereof.  The person or persons in whose name(s) the Shares issued upon exercise of this Warrant are registered in the Company’s register of members shall be the registered, legal holder(s) of record of such Shares.

In the event of any exercise of the rights represented by this Warrant, an updated register of members of the Company, reflecting the relevant member as holder of the shares so purchased, shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty (30) day period; provided, however, at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the holder of this Warrant, the Company shall cause its transfer agent to deliver the book entry representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant) within the time period required to settle any trade made by the holder after exercise of this Warrant.

Reservation of Shares.  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of ordinary shares to provide for the exercise of the rights represented by this Warrant.

Adjustment of Warrant Price and Number of Shares.  The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

Reclassification or Merger.  In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the ordinary shares theretofore issuable upon exercise of this Warrant, (i) the kind and amount of shares, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of ordinary shares then purchasable under this Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the holder of this Warrant, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the ordinary shares purchasable upon exercise of this Warrant at the time of the transaction.  Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.  The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and sales.

Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding ordinary shares, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

Dividends and Other Distributions.  If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend or distribution with respect to its ordinary shares to be satisfied by the issuance of additional ordinary shares, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of ordinary shares outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number ordinary shares outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to ordinary shares (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Shares as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

Adjustment of Number of Shares.  Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

Notice of Adjustments.  Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

Fractional Shares.  No fractional ordinary shares will be issued in connection with any exercise hereunder, but in lieu of such fractional ordinary shares the Company shall make a cash payment therefor based on the fair market value of the ordinary shares on the date of exercise as reasonably determined in good faith by the Company’s board of directors (“Board of Directors”).

Compliance with Securities Act; Disposition of Warrant or Ordinary Shares.

Compliance with Securities Act.  The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any

Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”) or any applicable state securities laws.  Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company.  This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.”

Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.  In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

The holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant.  The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Act.

The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder’s investment intent as expressed herein.

The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available.  The holder is aware of the provisions of Rule 144, promulgated under the Act.

The holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

Disposition of Warrant or Shares.  With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law.  Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made.  Notwithstanding the foregoing, this Warrant or such Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied.  Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

Applicability of Restrictions.  Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the ordinary shares issuable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or to a limited liability company of which the holder is a member, (iii) to any affiliate of the holder if the holder is a corporation, (iv) notwithstanding the foregoing, to any corporation, company, limited liability company, limited partnership, partnership, or other person managed or sponsored by Horizon Technology Finance Corporation (“HRZN”) or in which HRZN has an interest, in each case so long as any such entity is controlled or under common control of HRZN, (v) or to a lender to the holder or any of the foregoing; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

Rights as Shareholders; Information.  No holder of this Warrant, as such, shall be entitled to vote or receive dividends or distributions or be deemed the holder of ordinary shares which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or distributions or subscription rights or otherwise until this Warrant shall have been exercised and the

Shares purchasable upon the exercise hereof shall have become registered in such holder’s name, as provided herein.  Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant (a) such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders, and (b) each amendment to, or amended and restated, Charter filed by the Company with the Cayman Islands Registrar of the Companies or any other similar regulatory body.  Any information, document or report required to be transmitted pursuant to (a) and (b) above shall be deemed to have been transmitted to the holder upon filing of such information, document or report by the Company on the Securities and Exchange Commission’s EDGAR system (including as an exhibit to a report furnished or submitted to the Securities and Exchange Commission’s EDGAR system).

[Reserved].

Additional Rights.

10.1Acquisition Transactions.  The Company shall provide the holder of this Warrant with at least twenty (20) days’ written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

10.2Right to Convert Warrant into Ordinary Shares: Net Issuance.

Right to Convert.  In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into ordinary shares as provided in this Section 10.2 at any time or from time to time during the term of this Warrant.  Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall register in the Company’s register of members the name of the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of ordinary shares of fully paid and nonassessable ordinary shares as is determined according to the following formula:

X =   B - A

Y

Where: X =	the number of ordinary shares that shall be issued to holder
Y =	the fair market value of one ordinary share
A =	the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion

Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)
B =	the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

No fractional ordinary shares shall be issuable upon exercise of the Conversion Right, and, if the number of ordinary shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined).  For purposes of Section 10 of this Warrant, ordinary shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

Method of Exercise.  The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1 hereto) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of ordinary shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right.  Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”).  An updated register of members of the Company reflecting the relevant member as holder of the ordinary shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the ordinary shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

Determination of Fair Market Value.  For purposes of this Section 10.2, “fair market value” of an ordinary share as of a particular date (the “Determination Date”) shall mean:

If traded on a securities exchange, the fair market value of the ordinary shares shall be deemed to be the average of the closing prices of the ordinary shares on such exchange over the five (5) trading days immediately prior to the Determination Date;

(ii)If traded on the NASDAQ Stock Market or other over-the-counter system, the fair market value of the ordinary shares shall be deemed to be the average of the closing prices of the ordinary shares over the five (5) trading days immediately prior to the Determination Date; and

(iii) If there is no public market for the ordinary shares, then fair market value shall be determined by mutual agreement of the holder of this Warrant and the Company.

If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

10.3Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one ordinary share is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 10.2 above (even if not surrendered) immediately before its expiration.  For purposes of such automatic exercise, the fair market value of one ordinary share upon such expiration shall be determined pursuant to Section 10.2(c).  To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.3, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

Representations and Warranties.  The Company represents and warrants to the holder of this Warrant as follows:

This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof and registered in the name of the holder(s) in the Company’s register of members, will be validly issued, fully paid and nonassessable and free from preemptive rights.

A true and correct copy of the Company’s Fifth Amended and Restated Memorandum and Articles of Association, adopted by special resolution dated 25 January 2019, as amended through the Date of Grant, has been provided to the holder (the “Charter”).  The rights, preferences, privileges and restrictions granted to or imposed upon the classes and series of the Company’s share capital and the holders thereof are as set forth in the Charter.

The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Charter, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

The number of ordinary shares of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants), does not exceed 1,600,000,000 ordinary shares.

Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

Notices.  Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

Binding Effect on Successors.  This Warrant shall be binding upon any corporation succeeding the Company by merger or consolidation and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. To the extent that the Company enters into a sale of all or substantially all of the Company’s assets, the Company shall procure that the purchaser of such assets enter into a novation of this Warrant or such other documents as the holder hereof shall require to give  the effect of this Warrant over such assets sold.

Lost Warrants or Share Certificates.  The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

Descriptive Headings.  The descriptive headings of the various sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

Governing Law.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Cayman Islands.

Survival of Representations, Warranties and Agreements.  All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder.  All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

Remedies.  In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

No Impairment of Rights.  The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

Severability.  The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

Recovery of Litigation Costs.  If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

Entire Agreement; Modification.  This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

EXECUTED as a DEED by STEALTH

BIOTHERAPEUTICS CORP

By: /s/ Reenie McCarthy

Name: Reenie McCarthy

Title: Director

Address:140 Kendrick Street

           Buildings C-West

     Needham, MA 02494

[Signature page to Warrant (Loan C)]

EXHIBIT A-1

NOTICE OF EXERCISE

To:STEALTH BIOTHERAPEUTICS CORP (the “Company”)

1.The undersigned hereby:

☐	elects to purchase________ ordinary shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or
☐	elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to________ordinary shares.

2.Please update the register of members to reflect the issue of ________ ordinary shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3.The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)

(Date)

Exhibit 10.5

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

STEALTH BIOTHERAPEUTICS CORP

WARRANT TO PURCHASE 2,727,273 ORDINARY SHARES

(Loan D)

THIS CERTIFIES THAT, for value received, HORIZON TECHNOLOGY FINANCE CORPORATION and its assignees are entitled to subscribe for and purchase 2,727,273 fully paid and nonassessable ordinary shares of a nominal or par value of US$0.0003 per share (as adjusted pursuant to Section 4 hereof, the “Shares”) of STEALTH BIOTHERAPEUTICS CORP, a Cayman Islands exempted company incorporated with limited liability with company number 165223 (the “Company”), at the price of $0.11 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.  As used herein, (a) the term “Date of Grant” shall mean September 30, 2021, and (b) the term “Other Warrants” shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of or in lieu of this Warrant.  The term “Warrant” as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.

Term.  The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through ten (10) years after the Date of Grant (the “Term”).

Method of Exercise; Payment; Issuance of New Warrant.  Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the registered office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a “Wire Transfer”) of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; or (b) exercise of the “net issuance” right provided for in Section 10.2 hereof.  The person or persons in whose name(s) the Shares issued upon exercise of this Warrant are registered in the Company’s register of members shall be the registered, legal holder(s) of record of such Shares.  In the event of any exercise of the rights represented by this Warrant, an updated register of members of the Company, reflecting the relevant member as holder of the shares so purchased, shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty (30) day period; provided, however, at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the holder of this Warrant, the Company shall cause its transfer agent to deliver the book entry representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant) within the time period required to settle any trade made by the holder after exercise of this Warrant.

Reservation of Shares.  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of ordinary shares to provide for the exercise of the rights represented by this Warrant.

Adjustment of Warrant Price and Number of Shares.  The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

Reclassification or Merger.  In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the ordinary shares theretofore issuable upon exercise of this Warrant, (i) the kind and amount of shares, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of ordinary shares then purchasable under this Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the holder of this Warrant, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the ordinary shares purchasable upon exercise of this Warrant at the time of the transaction.  Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.  The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and sales.

Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding ordinary shares, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

Dividends and Other Distributions.  If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend or distribution with respect to its ordinary shares to be satisfied by the issuance of additional ordinary shares, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of ordinary shares outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number ordinary shares outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to ordinary shares (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Shares as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

Adjustment of Number of Shares.  Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

Notice of Adjustments.  Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

Fractional Shares.  No fractional ordinary shares will be issued in connection with any exercise hereunder, but in lieu of such fractional ordinary shares the Company shall make a cash payment therefor based on the fair market value of the ordinary shares on the date of exercise as reasonably determined in good faith by the Company’s board of directors (“Board of Directors”).

Compliance with Securities Act; Disposition of Warrant or Ordinary Shares.

Compliance with Securities Act.  The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any

Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”) or any applicable state securities laws.  Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company.  This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.”

Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.  In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

The holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant.  The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Act.

The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder’s investment intent as expressed herein.

The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available.  The holder is aware of the provisions of Rule 144, promulgated under the Act.

The holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

Disposition of Warrant or Shares.  With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law.  Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made.  Notwithstanding the foregoing, this Warrant or such Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied.  Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

Applicability of Restrictions.  Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the ordinary shares issuable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or to a limited liability company of which the holder is a member, (iii) to any affiliate of the holder if the holder is a corporation, (iv) notwithstanding the foregoing, to any corporation, company, limited liability company, limited partnership, partnership, or other person managed or sponsored by Horizon Technology Finance Corporation (“HRZN”) or in which HRZN has an interest, in each case so long as any such entity is controlled or under common control of HRZN, (v) or to a lender to the holder or any of the foregoing; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

Rights as Shareholders; Information.  No holder of this Warrant, as such, shall be entitled to vote or receive dividends or distributions or be deemed the holder of ordinary shares which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or distributions or subscription rights or otherwise until this Warrant shall have been exercised and the

Shares purchasable upon the exercise hereof shall have become registered in such holder’s name, as provided herein.  Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant (a) such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders, and (b) each amendment to, or amended and restated, Charter filed by the Company with the Cayman Islands Registrar of the Companies or any other similar regulatory body.  Any information, document or report required to be transmitted pursuant to (a) and (b) above shall be deemed to have been transmitted to the holder upon filing of such information, document or report by the Company on the Securities and Exchange Commission’s EDGAR system (including as an exhibit to a report furnished or submitted to the Securities and Exchange Commission’s EDGAR system).

[Reserved].

Additional Rights.

10.1Acquisition Transactions.  The Company shall provide the holder of this Warrant with at least twenty (20) days’ written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

10.2Right to Convert Warrant into Ordinary Shares: Net Issuance.

Right to Convert.  In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into ordinary shares as provided in this Section 10.2 at any time or from time to time during the term of this Warrant.  Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall register in the Company’s register of members the name of the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of ordinary shares of fully paid and nonassessable ordinary shares as is determined according to the following formula:

X =   B - A

Y

Where: X =	the number of ordinary shares that shall be issued to holder
Y =	the fair market value of one ordinary share
A =	the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion

Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)
B =	the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

No fractional ordinary shares shall be issuable upon exercise of the Conversion Right, and, if the number of ordinary shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined).  For purposes of Section 10 of this Warrant, ordinary shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

Method of Exercise.  The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1 hereto) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of ordinary shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right.  Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”).  An updated register of members of the Company reflecting the relevant member as holder of the ordinary shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the ordinary shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

Determination of Fair Market Value.  For purposes of this Section 10.2, “fair market value” of an ordinary share as of a particular date (the “Determination Date”) shall mean:

If traded on a securities exchange, the fair market value of the ordinary shares shall be deemed to be the average of the closing prices of the ordinary shares on such exchange over the five (5) trading days immediately prior to the Determination Date;

(ii)If traded on the NASDAQ Stock Market or other over-the-counter system, the fair market value of the ordinary shares shall be deemed to be the average of the closing prices of the ordinary shares over the five (5) trading days immediately prior to the Determination Date; and

(iii) If there is no public market for the ordinary shares, then fair market value shall be determined by mutual agreement of the holder of this Warrant and the Company.

If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

10.3Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one ordinary share is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 10.2 above (even if not surrendered) immediately before its expiration.  For purposes of such automatic exercise, the fair market value of one ordinary share upon such expiration shall be determined pursuant to Section 10.2(c).  To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.3, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

Representations and Warranties.  The Company represents and warrants to the holder of this Warrant as follows:

This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof and registered in the name of the holder(s) in the Company’s register of members, will be validly issued, fully paid and nonassessable and free from preemptive rights.

A true and correct copy of the Company’s Fifth Amended and Restated Memorandum and Articles of Association, adopted by special resolution dated 25 January 2019, as amended through the Date of Grant, has been provided to the holder (the “Charter”).  The rights, preferences, privileges and restrictions granted to or imposed upon the classes and series of the Company’s share capital and the holders thereof are as set forth in the Charter.

The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Charter, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

The number of ordinary shares of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants), does not exceed 1,600,000,000 ordinary shares.

Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

Notices.  Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

Binding Effect on Successors.  This Warrant shall be binding upon any corporation succeeding the Company by merger or consolidation and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. To the extent that the Company enters into a sale of all or substantially all of the Company’s assets, the Company shall procure that the purchaser of such assets enter into a novation of this Warrant or such other documents as the holder hereof shall require to give  the effect of this Warrant over such assets sold.

Lost Warrants or Share Certificates.  The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

Descriptive Headings.  The descriptive headings of the various sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

Governing Law.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Cayman Islands.

Survival of Representations, Warranties and Agreements.  All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder.  All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

Remedies.  In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

No Impairment of Rights.  The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

Severability.  The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

Recovery of Litigation Costs.  If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

Entire Agreement; Modification.  This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

EXECUTED as a DEED by STEALTH

BIOTHERAPEUTICS CORP

By: /s/ Reenie McCarthy

Name: Reenie McCarthy

Title: Director

Address:140 Kendrick Street

           Buildings C-West

     Needham, MA 02494

[Signature page to Warrant (Loan D)]

EXHIBIT A-1

NOTICE OF EXERCISE

To:STEALTH BIOTHERAPEUTICS CORP (the “Company”)

1.The undersigned hereby:

☐	elects to purchase________ ordinary shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or
☐	elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to________ordinary shares.

2.Please update the register of members to reflect the issue of ________ ordinary shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3.The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)

(Date)

ActiveUS 190064488v.5

Exhibit 10.6

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THIS WARRANT.

STEALTH BIOTHERAPEUTICS CORP

WARRANT TO PURCHASE 2,727,273 ORDINARY SHARES

(Loan E)

THIS CERTIFIES THAT, for value received, HORIZON TECHNOLOGY FINANCE CORPORATION and its assignees are entitled to subscribe for and purchase 2,727,273 fully paid and nonassessable ordinary shares of a nominal or par value of US$0.0003 per share (as adjusted pursuant to Section 4 hereof, the “Shares”) of STEALTH BIOTHERAPEUTICS CORP, a Cayman Islands exempted company incorporated with limited liability with company number 165223 (the “Company”), at the price of $0.11 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth.  As used herein, (a) the term “Date of Grant” shall mean September 30, 2021, and (b) the term “Other Warrants” shall mean any other warrants issued by the Company in connection with the transaction with respect to which this Warrant was issued, and any warrant issued upon transfer or partial exercise of or in lieu of this Warrant.  The term “Warrant” as used herein shall be deemed to include Other Warrants unless the context clearly requires otherwise.

Term.  The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through ten (10) years after the Date of Grant (the “Term”).

Method of Exercise; Payment; Issuance of New Warrant.  Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) the surrender of this Warrant (with the notice of exercise substantially in the form attached hereto as Exhibit A-1 duly completed and executed) at the registered office of the Company and by the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company (a “Wire Transfer”) of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased; or (b) exercise of the “net issuance” right provided for in Section 10.2 hereof.  The person or persons in whose name(s) the Shares issued upon exercise of this Warrant are registered in the Company’s register of members shall be the registered, legal holder(s) of record of such Shares.

In the event of any exercise of the rights represented by this Warrant, an updated register of members of the Company, reflecting the relevant member as holder of the shares so purchased, shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty (30) day period; provided, however, at such time as the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, if requested by the holder of this Warrant, the Company shall cause its transfer agent to deliver the book entry representing Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant) within the time period required to settle any trade made by the holder after exercise of this Warrant.

Reservation of Shares.  During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of ordinary shares to provide for the exercise of the rights represented by this Warrant.

Adjustment of Warrant Price and Number of Shares.  The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

Reclassification or Merger.  In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the ordinary shares theretofore issuable upon exercise of this Warrant, (i) the kind and amount of shares, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of ordinary shares then purchasable under this Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the holder of this Warrant, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the ordinary shares purchasable upon exercise of this Warrant at the time of the transaction.  Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.  The provisions of this Section 4(a) shall similarly apply to successive reclassifications, changes, mergers and sales.

Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding ordinary shares, the Warrant Price shall be proportionately decreased and the number of Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Shares issuable hereunder shall be proportionately decreased in the case of a combination.

Dividends and Other Distributions.  If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend or distribution with respect to its ordinary shares to be satisfied by the issuance of additional ordinary shares, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of ordinary shares outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number ordinary shares outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to ordinary shares (except any distribution specifically provided for in Sections 4(a) and 4(b)), then, in each such case, provision shall be made by the Company such that the holder of this Warrant shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were the holder of the Shares as of the record date fixed for the determination of the shareholders of the Company entitled to receive such dividend or distribution.

Adjustment of Number of Shares.  Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

Notice of Adjustments.  Whenever the Warrant Price or the number of Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

Fractional Shares.  No fractional ordinary shares will be issued in connection with any exercise hereunder, but in lieu of such fractional ordinary shares the Company shall make a cash payment therefor based on the fair market value of the ordinary shares on the date of exercise as reasonably determined in good faith by the Company’s board of directors (“Board of Directors”).

Compliance with Securities Act; Disposition of Warrant or Ordinary Shares.

Compliance with Securities Act.  The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any

Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”) or any applicable state securities laws.  Upon exercise of this Warrant, unless the Shares being acquired are registered under the Act and any applicable state securities laws or an exemption from such registration is available, the holder hereof shall confirm in writing that the Shares so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the Act and shall confirm such other matters related thereto as may be reasonably requested by the Company.  This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.”

Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.  In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

The holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant.  The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Act.

The holder understands that this Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder’s investment intent as expressed herein.

The holder further understands that this Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available.  The holder is aware of the provisions of Rule 144, promulgated under the Act.

The holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

Disposition of Warrant or Shares.  With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, the holder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, or other evidence, if reasonably satisfactory to the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or the Shares and indicating whether or not under the Act certificates for this Warrant or the Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law.  Upon receiving such written notice and reasonably satisfactory opinion or other evidence, the Company, as promptly as practicable but no later than fifteen (15) days after receipt of the written notice, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Shares, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder or other evidence is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly with details thereof after such determination has been made.  Notwithstanding the foregoing, this Warrant or such Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 or 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 or 144A have been satisfied.  Each certificate representing this Warrant or the Shares thus transferred (except a transfer pursuant to Rule 144 or 144A) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

Applicability of Restrictions.  Neither any restrictions of any legend described in this Warrant nor the requirements of Section 7(b) above shall apply to any transfer of, or grant of a security interest in, this Warrant (or the ordinary shares issuable upon exercise thereof) or any part hereof (i) to a partner of the holder if the holder is a partnership or to a member of the holder if the holder is a limited liability company, (ii) to a partnership of which the holder is a partner or to a limited liability company of which the holder is a member, (iii) to any affiliate of the holder if the holder is a corporation, (iv) notwithstanding the foregoing, to any corporation, company, limited liability company, limited partnership, partnership, or other person managed or sponsored by Horizon Technology Finance Corporation (“HRZN”) or in which HRZN has an interest, in each case so long as any such entity is controlled or under common control of HRZN, (v) or to a lender to the holder or any of the foregoing; provided, however, in any such transfer, if applicable, the transferee shall on the Company’s request agree in writing to be bound by the terms of this Warrant as if an original holder hereof.

Rights as Shareholders; Information.  No holder of this Warrant, as such, shall be entitled to vote or receive dividends or distributions or be deemed the holder of ordinary shares which may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or distributions or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become registered in such holder’s name, as provided herein.  Notwithstanding the foregoing, the Company will transmit to the holder of this Warrant (a) such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the shareholders, and (b) each amendment to, or amended and restated, Charter filed by the Company with the Cayman Islands Registrar of the Companies or any other similar regulatory body.  Any information, document or report required to be transmitted pursuant to (a) and (b) above shall be deemed to have been transmitted to the holder upon filing of such information, document or report by the Company on the Securities and Exchange Commission’s EDGAR system (including as an exhibit to a report furnished or submitted to the Securities and Exchange Commission’s EDGAR system).

[Reserved].

Additional Rights.

10.1Acquisition Transactions.  The Company shall provide the holder of this Warrant with at least twenty (20) days’ written notice prior to closing thereof of the terms and conditions of any of the following transactions (to the extent the Company has notice thereof): (i) the sale, lease, exchange, conveyance or other disposition of all or substantially all of the Company’s property or business, or (ii) its merger into or consolidation with any other corporation (other than a wholly-owned subsidiary of the Company), or any transaction (including a merger or other reorganization) or series of related transactions, in which more than 50% of the voting power of the Company is disposed of.

10.2Right to Convert Warrant into Ordinary Shares: Net Issuance.

Right to Convert.  In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”) into ordinary shares as provided in this Section 10.2 at any time or from time to time during the term of this Warrant.  Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall register in the Company’s register of members the name of the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of ordinary shares of fully paid and nonassessable ordinary shares as is determined according to the following formula:

X =   B - A

Y

Where: X =	the number of ordinary shares that shall be issued to holder
Y =	the fair market value of one ordinary share
A =

the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)

B =	the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)

No fractional ordinary shares shall be issuable upon exercise of the Conversion Right, and, if the number of ordinary shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined).  For purposes of Section 10 of this Warrant, ordinary shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

Method of Exercise.  The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit A-1 hereto) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of ordinary shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right.  Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”).  An updated register of members of the Company reflecting the relevant member as holder of the ordinary shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the ordinary shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

Determination of Fair Market Value.  For purposes of this Section 10.2, “fair market value” of an ordinary share as of a particular date (the “Determination Date”) shall mean:

If traded on a securities exchange, the fair market value of the ordinary shares shall be deemed to be the average of the closing prices of the ordinary shares on such exchange over the five (5) trading days immediately prior to the Determination Date;

(ii)If traded on the NASDAQ Stock Market or other over-the-counter system, the fair market value of the ordinary shares shall be deemed to be the average of the closing prices of the ordinary shares over the five (5) trading days immediately prior to the Determination Date; and

(iii) If there is no public market for the ordinary shares, then fair market value shall be determined by mutual agreement of the holder of this Warrant and the Company.

If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

10.3Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all of the Shares subject hereto, and if the fair market value of one ordinary share is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 10.2 above (even if not surrendered) immediately before its expiration.  For purposes of such automatic exercise, the fair market value of one ordinary share upon such expiration shall be determined pursuant to Section 10.2(c).  To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 10.3, the Company agrees to promptly notify the holder hereof of the number of Shares, if any, the holder hereof is to receive by reason of such automatic exercise.

Representations and Warranties.  The Company represents and warrants to the holder of this Warrant as follows:

This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies.

The Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof and registered in the name of the holder(s) in the Company’s register of members, will be validly issued, fully paid and nonassessable and free from preemptive rights.

A true and correct copy of the Company’s Fifth Amended and Restated Memorandum and Articles of Association, adopted by special resolution dated 25 January 2019, as amended through the Date of Grant, has been provided to the holder (the “Charter”).  The rights, preferences, privileges and restrictions granted to or imposed upon the classes and series of the Company’s share capital and the holders thereof are as set forth in the Charter.

The execution and delivery of this Warrant are not, and the issuance of the Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Charter, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby.

There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, could have a material adverse effect on the ability of the Company to perform its obligations under this Warrant.

The number of ordinary shares of the Company outstanding on the date hereof, on a fully diluted basis (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants), does not exceed 1,600,000,000 ordinary shares.

Modification and Waiver.  This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

Notices.  Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

Binding Effect on Successors.  This Warrant shall be binding upon any corporation succeeding the Company by merger or consolidation and all of the obligations of the Company relating to the Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. To the extent that the Company enters into a sale of all or substantially all of the Company’s assets, the Company shall procure that the purchaser of such assets enter into a novation of this Warrant or such other documents as the holder hereof shall require to give  the effect of this Warrant over such assets sold.

Lost Warrants or Share Certificates.  The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

Descriptive Headings.  The descriptive headings of the various sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.  The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

Governing Law.  This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Cayman Islands.

Survival of Representations, Warranties and Agreements.  All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder.  All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

Remedies.  In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

No Impairment of Rights.  The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

Severability.  The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

Recovery of Litigation Costs.  If any legal action or other proceeding is brought for the enforcement of this Warrant, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Warrant, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

Entire Agreement; Modification.  This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

The Company has caused this Warrant to be duly executed and delivered as of the Date of Grant specified above.

EXECUTED as a DEED by STEALTH

BIOTHERAPEUTICS CORP

By: /s/ Reenie McCarthy

Name: Reenie McCarthy

Title: Director

Address:140 Kendrick Street

           Buildings C-West

     Needham, MA 02494

[Signature page to Warrant (Loan E)]

EXHIBIT A-1

NOTICE OF EXERCISE

To:STEALTH BIOTHERAPEUTICS CORP (the “Company”)

1.The undersigned hereby:

☐	elects to purchase________ ordinary shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or
☐	elects to exercise its net issuance rights pursuant to Section 10.2 of the attached Warrant with respect to________ordinary shares.

2.Please update the register of members to reflect the issue of ________ ordinary shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3.The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

(Signature)

(Date)